                                     NOTICE:

The preliminary proxy materials filed on July 11, 2002 are identical in every respect to the preliminary proxy materials filed by Lyondell Chemical Company on June 11, 2002. The June 11, 2002 preliminary proxy materials are being re-filed upon the advise of the Securities and Exchange Commission solely for the purpose of facilitating payment of the filing fee required by Rule 14a-6(i)(1) under the Exchange Act.

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under 14a-12

                           LYONDELL CHEMICAL COMPANY
               (Name of Registrant as Specified in its Charter)


  --------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:
         Series B Common Stock, par value $1.00 per share, of Lyondell Chemical Company and Common Stock, par value $1.00 per share, of Lyondell Chemical Company.

     (2) Aggregate number of securities to which transaction applies: Between 30 million and 34 million shares of Series B Common Stock of Lyondell Chemical Company, to be determined at the closing of the transaction by reference to the stock price of the Registrant's Common Stock, a warrant to purchase 5 million shares of Common Stock of Lyondell Chemical Company, subject to adjustment, and additional shares of Common Stock of Lyondell Chemical Company equivalent in value to up to $35 million that may be issued as a contingent payment.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $440,000,000, representing the cash to be received at the closing by the Registrant.

     (4) Proposed maximum aggregate value of transaction:  $440,000,000.

     (5) Total fee paid:  $40,480.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount previously paid:

       (2) Form, Schedule or Registration Statement No:

       (3) Filing Party:

       (4) Date Filed:

          Preliminary Copy dated June  , 2002, subject to completion

[LOGO] LYONDELL

LYONDELL
CHEMICAL
COMPANY


Notice of
Special Meeting
of Shareholders
to be held
on          , 2002
and Proxy Statement

                         YOUR VOTE IS VERY IMPORTANT!

                                 PLEASE RETURN
                              YOUR PROXY PROMPTLY

                           Lyondell Chemical Company
                       1221 McKinney Street, Suite 700
                             Houston, Texas 77010



             , 2002


Dear Shareholder:

     On        , 2002, Lyondell entered into a securities purchase agreement with a subsidiary of Occidental Petroleum Corporation under which Lyondell agreed to sell to the Occidental subsidiary between 30 and 34 million shares of a new series of common stock, plus warrants and the right to receive a contingent payment. Lyondell will use the cash proceeds from the sale to purchase from other subsidiaries of Occidental a 29.5% interest in Equistar Chemicals, LP, increasing Lyondell's interest in Equistar to 70.5%. A Special
Meeting of Shareholders will be held on        ,         , 2002, beginning at
9:00 a.m. in Lyondell's General Assembly Room, 42nd Floor, One Houston Center, 1221 McKinney, in Houston, Texas, to consider and approve the proposals described in the attached Proxy Statement, both of which are made in connection with Lyondell's sale of securities to the Occidental subsidiary.

     This booklet includes the Notice of Special Meeting of Shareholders and the Proxy Statement, which contains detailed information about the Special Meeting and the formal business to be acted upon by the shareholders. In addition, you may obtain information about Lyondell from documents that Lyondell has filed with the Securities and Exchange Commission. We encourage you to read all of this information carefully.

     Your vote is important. Shareholder approval of the proposals described in the Proxy Statement is a condition to the sale of securities to the Occidental subsidiary. Lyondell's Board of Directors unanimously recommends that you vote FOR each proposal contained in the Proxy Statement. An abstention from voting on either or both of the proposals will have the same effect as a vote against that proposal.

     Whether or not you plan to attend the Special Meeting in person, please vote as soon as possible. You may vote over the Internet, by telephone or by mailing a traditional proxy card. Please either sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or instruct us over the Internet or by telephone as to how you would like your shares voted. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Special Meeting if you do not attend in person. Instructions on how to vote your shares over the Internet, by telephone or by written proxy are on the proxy card enclosed with the Proxy Statement.

     On behalf of the Board of Directors, thank you for your continued support of, and interest in, Lyondell Chemical Company.

Sincerely yours,


Dan F. Smith
President and Chief Executive Officer

                         Lyondell Chemical Company
                  Notice of Special Meeting of Shareholders
                                          , 2002

To the Shareholders:

     A Special Meeting of Shareholders of Lyondell Chemical Company will be held in Lyondell's General Assembly Room, 42nd Floor, One Houston Center, 1221
McKinney, in Houston, Texas, at 9:00 a.m. on      ,         , 2002, for the
following purposes, as more fully described in the attached Proxy Statement:

     (1) To consider and approve a proposal to amend and restate Lyondell's Certificate of Incorporation to: (a) create a new series of common stock, designated as "Series B Common Stock," par value $1.00 per share; (b) increase Lyondell's authorized common stock from 250 million shares to 420 million shares, which will consist of (1) 340 million shares of common stock, par value $1.00 per share, referred to as "Original Common Stock," and (2) 80 million shares of Series B Common Stock; (c) establish the relative powers, preferences, rights, qualifications, limitations and restrictions of Original Common Stock and Series B Common Stock; and (d) delete Article VIII (Relations with Substantial Stockholder) in its entirety. The proposed amendments will not change the number of authorized shares of preferred stock, which is 80 million.

          Note: Lyondell cannot proceed with proposal 2 below if proposal 1 is not approved.

     (2) To consider and approve a proposal for the issuance and sale to a subsidiary of Occidental Petroleum Corporation for $440 million, of:
          (a) between 30 and 34 million shares of Series B Common Stock; (b) five-year warrants exercisable for the purchase of five million shares of Original Common Stock; and (c) the right to receive a contingent payment having a value up to $35 million, payable in cash or shares of Original Common Stock or Series B Common Stock, as determined by Lyondell, that will be equivalent in value to 7.38% of the cash distributions by Equistar Chemicals, LP on its existing ownership units for 2002 and 2003. Approval of the issuance and sale of the foregoing also constitutes approval of the issuance of additional securities in the future as contemplated by the terms of those securities and the right to receive the contingent payment. The shares being sold to the Occidental subsidiary will represent in the aggregate more than 20% of the issued and outstanding shares of Lyondell common stock.

     (3) To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on     , 2002 will be
entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

     Please read the Proxy Statement. Then, please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the Internet, (2) by telephone or (3) by mail. For specific instructions regarding submitting a proxy, please see the instructions on the enclosed proxy card.


BY ORDER OF THE BOARD OF DIRECTORS,

Kerry A. Galvin                                        Houston, Texas
Secretary                                                         ,2002

                           Lyondell Chemical Company
                             1221 McKinney Street
                                  Suite 700
                             Houston, Texas 77010


                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                                             , 2002

     The accompanying proxy is solicited by the Board of Directors of Lyondell Chemical Company from holders of Lyondell common stock for use at the Special Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. This Proxy Statement is first being mailed
to shareholders on or about    , 2002.

     At the Special Meeting, shareholders will be asked to consider and vote upon proposals to (1) amend and restate Lyondell's Certificate of Incorporation and (2) issue and sell to Occidental Chemical Holding Corporation, referred to as "OCHC," shares of a new series of common stock, five-year warrants exercisable for the purchase of common stock, and the right to receive a contingent payment having a value up to $35 million, payable in cash or shares of any series of Lyondell common stock, as determined by Lyondell. OCHC is a subsidiary of Occidental Petroleum Corporation, referred to as "Occidental." The shares being sold to OCHC will represent in the aggregate more than 20% of the outstanding shares of Lyondell common stock.

     Lyondell's Board of Directors has fixed the close of business on     , 2002
as the record date for the Special Meeting. Only holders of record on that date are entitled to vote at the Special Meeting and any adjournment or postponement thereof. On the record date, there were outstanding and entitled to vote approximately 117,564,920 shares of Lyondell common stock.

     As described on the enclosed proxy card, you may submit your proxy (1) over the Internet, (2) by telephone or (3) by mail. Votes submitted over the Internet
or by telephone must be received by 11:59 p.m. Eastern Time on      , 2002.
Internet and telephone voting are available 24 hours a day. If you vote over the Internet or by telephone, you do not need to return a written proxy card.

     When a proxy is returned properly dated and signed (or is submitted over the Internet or by telephone) and includes voting instructions, the shares represented by that proxy will be voted by the persons named as proxies as directed by the shareholder submitting the proxy. If a proxy is dated, signed and returned (or submitted over the Internet or by telephone) but does not include voting instructions, the shares will be voted as recommended by the directors of Lyondell. As to other items of business that may properly come before the meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will vote in accordance with their best judgment.

     Your proxy may be revoked at any time before it is voted at the Special Meeting by (1) written notice to the Secretary of Lyondell at the address shown above, (2) submitting another proxy over the Internet, by phone or by mail, or
(3) voting in person at the Special Meeting.

     Lyondell's Board of Directors, after careful consideration, has unanimously determined that the proposed Amended and Restated Certificate of Incorporation and the proposed sale of Lyondell securities to OCHC are in the best interests of Lyondell and has unanimously approved and declared advisable both proposals. Lyondell's Board of Directors unanimously recommends that the shareholders vote FOR adoption of both proposals at the Special Meeting.

                     SUMMARY TERM SHEET FOR THE PROPOSALS

     This summary term sheet for the proposals highlights selected information from this Proxy Statement regarding the proposals and may not contain all of the information that is important to you as a Lyondell shareholder. Accordingly, we encourage you to carefully read this entire document and the documents to which we have referred you.

The Proposals

     You are being asked to consider and vote upon proposals (a) to amend and restate Lyondell's Certificate of Incorporation and (b) for Lyondell to issue and sell to OCHC, for $440 million, securities and the right to receive a contingent payment. The amended and restated Certificate of Incorporation will establish a new series of common stock, designated as "Series B Common Stock," shares of which will be issued and sold to OCHC pursuant to a Securities
Purchase Agreement dated         , 2002 between Lyondell and OCHC. The proceeds
from the sale of those shares plus warrants and the right to receive a contingent payment will be used to finance Lyondell's purchase of an additional 29.5% interest in Equistar Chemicals, LP from other wholly owned subsidiaries of Occidental, referred to as the "Oxy Equistar Interest," increasing Lyondell's interest in Equistar to 70.5%.

Amendment and Restatement of Lyondell's Certificate of Incorporation (Pages 19 through 25 and Annex A)

     In connection with the sale of securities to OCHC, Lyondell seeks to amend and restate its Certificate of Incorporation in order to:

     . create a new series of common stock, the Series B Common Stock, par value $1.00 per share;

     . increase Lyondell's authorized common stock from 250 million shares to 420 million shares, which will consist of (1) 340 million shares of common stock, par value $1.00 per share, referred to as "Original Common Stock," and (2) 80 million shares of Series B Common Stock;

     . establish the relative powers, preferences, rights, qualifications, limitations and restrictions of the Original Common Stock and Series B Common Stock; and

     . delete Article VIII (Relations with Substantial Stockholder) in its entirety.

     Key Terms of the Series B Common Stock (Pages 22 through 25). The principal difference between Series B Common Stock and Original Common Stock is that Lyondell will have the right to pay dividends on the Series B Common Stock in the form of additional shares of Series B Common Stock, rather than in cash. This right will continue until shares of the Series B Common Stock are converted into shares of Original Common Stock, which, in the case of the shares of Series B Common Stock issued to OCHC, is expected to occur three years after issuance and perhaps earlier. Otherwise, the terms of the Series B Common Stock are substantially the same as those of the Original Common Stock.

Sale of Securities to OCHC (Pages 26 through 35)

     Principal Terms. In the Securities Purchase Agreement, Lyondell has agreed to sell to OCHC for $440 million:

     . between 30 and 34 million shares of Series B Common Stock, depending on the market price of the Original Common Stock at the time of closing;

     . five-year warrants exercisable for the purchase of five million shares of Original Common Stock, referred to as the "Warrants;" and

     . the right to receive a contingent payment having a value up to $35 million, payable in cash or shares of Original Common Stock or Series B Common Stock, as determined by Lyondell, that will be equivalent in value to 7.38% of cash distributions by Equistar on its existing ownership units for 2002 and 2003.

     The shares of Series B Common Stock, the Warrants and the right to receive a contingent payment are referred to collectively as the "Securities." The proceeds from the sale of the Securities to OCHC will be used to finance Lyondell's purchase of the Oxy Equistar Interest.

     Conditions to Closing. The Securities Purchase Agreement contains several conditions to closing, including the following:

     . approval by Lyondell's shareholders of the amendment to Lyondell's charter and the issuance of the securities to OCHC;

     . expiration or termination of the waiting period for closing the transaction required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, referred to as the "HSR Act";

     .    the absence of any material injunction or legal proceeding; and

     . the absence of any material adverse change in the business or financial condition of Lyondell between the date Lyondell executed the Securities Purchase Agreement and the closing date.

The Stockholders Agreement (Pages 29 through 31)

     In connection with the Securities Purchase Agreement, Lyondell will enter into a Stockholders Agreement with OCHC and Occidental. The principal terms of the Stockholders Agreement include the following:

     . restrictions on the conversion of Series B Common Stock into Original Common Stock;

     . restrictions on transfer of the Warrants and the shares of Original Common Stock and Series B Common Stock issued in connection with the Securities Purchase Agreement;

     . standstill provisions restricting Occidental's ability to engage or participate in specified change of control activities;

     . Lyondell's obligation to appoint two executive officers of Occidental, Dr. Ray R. Irani and Stephen I. Chazen, to Lyondell's Board of Directors; and

     . Occidental's agreement to vote for the nominees to Lyondell's Board of Directors that are proposed by the Board of Directors.

Purchase of Additional Interest in Equistar (Pages 33 through 35)

     To consummate Lyondell's acquisition of the Oxy Equistar Interest, Lyondell and subsidiaries of Occidental have entered into the Occidental Partner Sub Purchase Agreement.

     Purchase Price. Lyondell will pay an aggregate amount of $440.02 million subsidiaries of Occidental to purchase the Oxy Equistar Interest.

     Conditions to Closing. The Occidental Partner Sub Purchase Agreement contains several conditions to closing, including,

     . the closing of the Securities Purchase Agreement and Lyondell's receipt of the purchase price thereunder from OCHC;

     . expiration or termination of the waiting period under the HSR Act for the transaction;

     .    the absence of any material injunction or legal proceeding; and

     . the absence of any material adverse change in the business or financial condition of Equistar or the Occidental subsidiaries that are being acquired.

Opinion of Credit Suisse First Boston Corporation (Pages 10 through 18 and Annex B)

     In connection with the proposed transactions, Lyondell's financial advisor, Credit Suisse First Boston Corporation, delivered a written opinion to Lyondell's Board of Directors as to the fairness to Lyondell, from a financial point of view, of the "Consideration" to be paid by Lyondell for the Oxy Equistar Interest, treating the transactions for purposes of the opinion as if they were a single integrated transaction in which the Consideration was to be exchanged for the Oxy Equistar Interest. The opinion uses the term "Consideration" to refer collectively to the shares of Series B Common Stock, the Warrants and the right to receive a contingent payment to be paid by Lyondell for the Oxy Equistar Interest. The full text of Credit Suisse First Boston's written opinion, dated May 2, 2002, is attached to this proxy statement as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Credit Suisse First Boston's opinion is addressed to Lyondell's Board of Directors and does not constitute a recommendation to any shareholder as to any matter relating to the transactions.

Vote Required to Approve the Proposals (Pages 6, 25 and 35)

     Approval of both of the proposals will require the vote of the holders of a majority of the outstanding shares of Lyondell common stock entitled to vote on these matters.

                               TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS..............................................................     1
THE SPECIAL MEETING....................................................................................     5
     Date, Time and Place of Special Meeting...........................................................     5
     Proposals to be Considered at the Special Meeting.................................................     5
     Record Date.......................................................................................     5
     Voting Procedures.................................................................................     6
     Votes Required for Adoption.......................................................................     6
BUSINESS OF LYONDELL AND EQUISTAR......................................................................     7
     Lyondell..........................................................................................     7
     Equistar..........................................................................................     7
BACKGROUND AND RECOMMENDATION..........................................................................     8
     Background........................................................................................     8
     Reasons for the Proposals.........................................................................     9
     Opinion of Credit Suisse First Boston Corporation.................................................    10
     Recommendation....................................................................................    18
PROPOSAL TO APPROVE THE AMENDED AND RESTATED CERTIFICATE OF
   INCORPORATION OF LYONDELL...........................................................................    19
     Description of Proposed Amendments................................................................    19
     Purposes and Effects of the Proposed Amended and Restated Certificate of Incorporation............    19
     Anticipated Issuance of Series B Common Stock in Connection with the Sale of Securities to
        OCHC...........................................................................................    21
     Effects of Increase in Number of Authorized Shares................................................    21
     Description of Series B Common Stock..............................................................    22
     Summary Comparison of Original Common Stock and Series B Common Stock.............................    24
     Required Vote and Board of Directors' Recommendation..............................................    25
PROPOSAL TO APPROVE THE SALE OF SECURITIES TO OCHC.....................................................    26
     Overview..........................................................................................    26
     Purchase Price under the Securities Purchase Agreement............................................    26
     Determining the Number of Shares of Series B Common Stock to be Issued at Closing of the
        Securities Purchase Agreement..................................................................    26
     Potential Issuance of Additional Shares as a Contingent Payment...................................    27
     Description of Warrants to be Issued at Closing of the Securities Purchase Agreement..............    27
     Effects of Issuance of Additional Common Stock....................................................    28
     Description of Stockholders Agreement.............................................................    29
     Restrictions on Conversion of Shares of Series B Common Stock into Shares of Original
        Common Stock...................................................................................    29
     Restrictions on Transfer of Securities............................................................    30
     Standstill Agreement..............................................................................    30
     Governance Matters................................................................................    31
     Registration Rights...............................................................................    31
     Delaware Section 203..............................................................................    32
     Closing Conditions under the Securities Purchase Agreement........................................    32
     Use of Proceeds from Sale of Securities...........................................................    33
     Description of Occidental Partner Sub Purchase Agreement..........................................    33
     Regulatory Filings Required.......................................................................    34
     Requirement for Shareholder Approval..............................................................    34
     Required Vote and Board of Directors' Recommendation..............................................    35

                                                                                                     Page
                                                                                                     ----
SELECTED FINANCIAL DATA...........................................................................    36
     Selected Historical Financial Data of Lyondell...............................................    36
     Selected Historical Financial Data of Equistar...............................................    37
UNAUDITED PRO FORMA FINANCIAL DATA OF LYONDELL....................................................    38
PRINCIPAL SHAREHOLDERS............................................................................    44
SECURITY OWNERSHIP OF MANAGEMENT..................................................................    45
OTHER BUSINESS....................................................................................    46
PROXY SOLICITATION................................................................................    46
SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING AND DIRECTOR NOMINATIONS............................    46
FORWARD-LOOKING STATEMENTS........................................................................    47
WHERE YOU CAN FIND MORE INFORMATION...............................................................    47

ANNEXES:
Annex A Form of Amended and Restated Certificate of Incorporation of Lyondell Chemical Company
Annex B   Opinion of Credit Suisse First Boston Corporation

                   QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

     This question-and-answer section highlights important information in this Proxy Statement but does not contain all of the information that is important to you. You should carefully read this entire Proxy Statement and the other documents we refer you to for a more complete understanding of the matters being considered at the Special Meeting. In addition, we incorporate by reference important business and financial information about Lyondell and Equistar into this Proxy Statement. You may obtain the information incorporated by reference into this Proxy Statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

Q:   When and where is the Special Meeting?

A:   The Special Meeting is scheduled to be held as follows:

     Date:          , 2002

     Time:     9:00 a.m. Houston time

     Place:    Lyondell's General Assembly Room,
               42nd Floor, One Houston Center, 1221
               McKinney, Houston, Texas 77010

Q:   Who can vote at the Special Meeting?

A: You can vote at the Special Meeting or any postponement or adjournment thereof if you own shares of Lyondell common stock at the close of business
     on the record date, which is    , 2002. As of the close of business on that
     day, approximately 117,564,920 shares of Lyondell common stock were outstanding and entitled to vote.

Q:   What am I being asked to vote on?

A:   You are being asked to vote to:

     1) Approve an Amended and Restated Certificate of Incorporation of Lyondell, which will contain the following amendments:

         .  creation of the Series B Common Stock;

         . an increase in Lyondell's authorized common stock from 250 million shares to 420 million shares, which will consist of (1) 340 million shares of Original Common Stock and (2) 80 million shares of Series B Common Stock

         . deletion of Article VIII (Relations with Substantial Stockholder) in its entirety.

         The amendments will not change the number of authorized shares of preferred stock, which is 80 million.

         A copy of the proposed form of Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Annex A.

     2) Approve the issuance and sale to OCHC of the Securities, which consist of (a) shares of Series B Common Stock, (b) Warrants and (c) the right to receive a contingent payment, payable in cash or shares of Original Common Stock or Series B Common Stock, as determined by Lyondell, having a value up to $35 million. The shares being sold to OCHC will represent in the aggregate more than 20% of the issued and outstanding shares of Lyondell common stock. See "Proposal to Approve the Sale of Securities to OCHC."

Q:   What is Original Common Stock?

A: We use the term "Original Common Stock" to refer to the common stock of Lyondell, $1.00 par value per share, that is currently authorized. Your Lyondell common stock will not change, and you will not receive new stock certificates, as a result of the proposed amendments to Lyondell's Certificate of Incorporation.

Q:   What is Series B Common Stock?

A: Series B Common Stock is a new series of common stock of Lyondell that will be created by the proposed Amended and Restated Certificate of Incorporation. The terms of the Series B Common Stock are set forth in
     Article IV of Annex A and are described under "Proposal to Approve the Amended and Restated Certificate of Incorporation of Lyondell --Description of Series B Common Stock."

Q: What are the differences between Original Common Stock and Series B Common Stock?

A: The principal difference between Series B Common Stock and Original Common Stock is that Lyondell will have the right to pay dividends on the Series B Common Stock in the form of additional shares of Series B Common Stock, rather than in cash. This right will continue until shares of the Series B Common Stock are converted into shares of Original Common Stock, which, in the case of the shares of Series B Common Stock issued to OCHC, is expected to occur three years after issuance and perhaps earlier. Otherwise, the terms of the Series B Common Stock are substantially the same as those of the Original Common Stock. These terms are compared under "Proposal to Approve the Amended and Restated Certificate of Incorporation of Lyondell-- Summary Comparison of Original Common Stock and Series B Common Stock."


Q: Why should Article VIII of Lyondell's Certificate of Incorporation be deleted?

A: Article VIII of Lyondell's Certificate of Incorporation contains provisions addressing, among other things, potential conflicts of interest between Lyondell and Atlantic Richfield Company and the mechanics for Lyondell's directors to manage business opportunities that both Lyondell and Atlantic Richfield Company might have been interested in pursuing. These provisions were important when Atlantic Richfield Company was a substantial shareholder of Lyondell and had designees on Lyondell's Board of Directors. Atlantic Richfield Company is no longer a substantial shareholder of Lyondell and no longer has designees on Lyondell's Board of Directors, and therefore Article VIII of Lyondell's Certificate of Incorporation is obsolete.

Q:   How will Lyondell use the proceeds from the sale of securities to OCHC?

A: Lyondell will use the cash proceeds from the sale of securities to OCHC to purchase the Oxy Equistar Interest from wholly owned subsidiaries of Occidental. See "Proposal to Approve the Sale of Securities to OCHC--Use of Proceeds from Sale of Securities."

Q:   What is Equistar Chemicals, LP?

A: Equistar is a joint venture currently owned by subsidiaries of Lyondell (41%), Millennium Chemicals Inc. (29.5%) and Occidental (29.5%) that operates petrochemicals and polymers businesses. Lyondell is the operator of Equistar. You can learn more about Equistar by reading the documents Lyondell and Equistar have filed with the Securities and Exchange Commission, referred to as the "SEC." See "Where You Can Find More Information."

Q:   Why does Lyondell want to increase its ownership interest in Equistar?

A: Lyondell's Board of Directors believes the purchase of the Oxy Equistar Interest is advantageous for Lyondell and in the best interest of Lyondell because the increased ownership is expected to provide substantial earnings and cash flow to Lyondell as a result of the expected cyclical recovery of Equistar's olefins and polyolefins businesses over the next few years. The anticipated increase in Lyondell's earnings and cash flow, if realized, would permit more rapid de-leveraging through repayment of Lyondell's existing debt.

Q: When do you expect to complete the sale of securities and use the proceeds to purchase the Oxy Equistar Interest?

A: Lyondell is working toward completing the sale of securities and the purchase of the Oxy Equistar Interest as quickly as possible. In addition to shareholder approval, Lyondell must satisfy other conditions. See "Proposal to Approve the Sale of Securities to OCHC--Closing Conditions Under the Securities Purchase Agreement" and "--Description of Occidental Partner Sub Purchase Agreement--Closing Conditions." Lyondell hopes to complete the sale of securities and the purchase of the Oxy Equistar
     Interest by        , 2002.

Q:   Why is shareholder approval necessary for the sale of securities?

A: OCHC will own approximately 20.3% to 22.4% of Lyondell's issued and outstanding common stock, after giving effect to the sale of 30 to 34 million shares of Series B Common Stock and assuming the Warrants are not exercised. Lyondell may issue additional shares of Original Common Stock and Series B Common Stock to OCHC, thereby increasing the percentage of Lyondell's outstanding common stock that OCHC will own, (1) upon exercise of the Warrants to be issued to OCHC at the closing of the Securities Purchase Agreement, (2) as a paid-in-kind dividend on the Series B Common Stock or (3) as satisfaction of Lyondell's obligation to make a contingent payment to OCHC of up to $35 million. Lyondell's listing agreement with the New York Stock Exchange requires shareholder approval for sales of shares equal to 20% or more of Lyondell's issued and outstanding common stock.

Q:   Do I get to vote on the purchase of the Oxy Equistar Interest?

A: No. Lyondell is not seeking approval for its purchase of the Oxy Equistar Interest because such approval is not required by applicable law, rule or regulation. Lyondell has, however, included in this Proxy Statement (1) a description of the Occidental Partner Sub Purchase Agreement and (2) unaudited pro forma financial data, which assume that both the sale of securities to OCHC and the purchase of the Oxy Equistar Interest have occurred so that you are fully informed about the use of proceeds to be received by Lyondell from the sale of securities and the effect of the two transactions on Lyondell. See "Proposal to Approve the Sale of Securities to OCHC--Description of Occidental Partner Sub Purchase Agreement" and "Selected Financial Data--Selected Historical and Unaudited Pro Forma Financial Data of Lyondell."

Q: What are the tax consequences to shareholders of the sale of securities to OCHC and the acquisition of the Oxy Equistar Interest?

A: The transactions will have no tax consequences to the holders of Lyondell common stock.

Q:   What vote will be required to approve the proposals?

A: Approval of the proposed Amended and Restated Certificate of Incorporation and the proposed sale of securities to OCHC will require the vote of the holders of a majority of the outstanding shares of Lyondell common stock entitled to vote on these proposals.

Q:   What happens if I do not vote?

A: Your vote is important. Lyondell cannot amend and restate its Certificate of Incorporation or complete the sale of securities to OCHC and its subsequent purchase of the Oxy Equistar Interest unless the holders of a majority of the outstanding shares of Lyondell common stock vote FOR the approval and adoption of both proposals.

Q:   Do I have any appraisal rights if I oppose the proposals?

A: No. Under Delaware law, shareholders do not have the right to an appraisal of the value of their shares in connection with either proposal.

Q: If my shares are held in my broker's name, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide your broker with instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted.

Q:   What do I need to do now?

A: You should thoroughly read this Proxy Statement and indicate on your proxy card or by telephone or over the Internet how you want to vote your shares of Lyondell common stock. You should sign and mail your proxy card in the enclosed envelope, or submit your proxy by telephone or over the Internet as soon as possible so that your shares of Lyondell common stock may be
     represented at the Special Meeting on         , 2002. If you sign and send
     in your proxy card (or submit a proxy over the Internet or by telephone) and do not indicate how you want to vote, your proxy will be counted as a vote FOR both proposals. If you abstain, your failure to vote will have the effect of a vote against the proposals.

Q:   What if I change my mind after submitting a proxy?

A: Your proxy may be revoked at any time before it is voted at the Special Meeting by (1) written notice to the Secretary of Lyondell, (2) submitting another valid proxy by mail, by telephone or over the Internet that is later dated and, if mailed, properly signed, or (3) voting in person at the Special Meeting.

  Lyondell's Board of Directors unanimously recommends that you vote FOR the
      Amended and Restated Certificate of Incorporation and FOR the sale of securities to OCHC.

                      WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have more questions about the proposals, you should contact:

                          Lyondell Chemical Company
                           1221 McKinney, Suite 700
                             Houston, Texas 77010
                           Attn: Investor Relations
                         Phone number: (713) 652-4590

     If you would like additional copies of this Proxy Statement, or if you have questions on how to vote your shares, you should contact:

                              THE SPECIAL MEETING

Date, Time and Place of Special Meeting

     The Special Meeting is scheduled to be held as follows:

         Date:         , 2002

         Time:  9:00 a.m. Houston time

         Place: Lyondell's General Assembly Room, 42nd Floor, One Houston
                Center, 1221 McKinney, Houston, Texas 77010

Proposals to be Considered at the Special Meeting

     The Special Meeting will be held for the following purposes:

     (1) To consider and approve a proposal to amend and restate Lyondell's Certificate of Incorporation in order to:

         . create a new series of common stock, designated as "Series B Common Stock,"

         . increase Lyondell's authorized common stock from 250 million shares to 420 million shares, which will consist of (1) 340 million shares of Original Common Stock and (2) 80 million shares of Series B Common Stock;

         . establish the relative powers, preferences, rights, qualifications, limitations and restrictions of the Original Common Stock and Series B Common Stock; and

         . delete Article VIII (Relations with Substantial Stockholder) in its entirety.

     The proposed amendments will not change the number of authorized shares of preferred stock, which is 80 million.

         Note: Lyondell cannot proceed with proposal number 2 if proposal number 1 is not approved.

     (2) To consider and approve a proposal for the issuance and sale to OCHC, for $440 million, of: (a) between 30 and 34 million shares of Series B Common Stock; (b) the Warrants; and (c) the right to receive a contingent payment having a value up to $35 million, payable in cash or shares of Original Common Stock or Series B Common Stock, as determined by Lyondell, that will be equivalent in value to 7.38% of cash distributions by Equistar on its existing ownership units for 2002 and 2003. The shares being sold to OCHC will represent in the aggregate more than 20% of the issued and outstanding shares of Lyondell common stock.

     (3) To transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

     A copy of the form of Amended and Restated Certificate of Incorporation of Lyondell that Lyondell proposes to file with the Secretary of State of the State of Delaware is attached to this Proxy Statement as Annex A. A copy of the Securities Purchase Agreement dated , 2002 between Lyondell and OCHC and the form of Warrant have been filed with the SEC as an exhibit to Lyondell's Current
Report on Form 8-K dated        , 2002. As of the date of this Proxy Statement,
Lyondell's Board of Directors is not aware of any other business to be presented for consideration at the Special Meeting.

Record Date

     Lyondell's Board of Directors has fixed the close of business on     , 2002
as the record date for the Special Meeting. Only holders of record of Lyondell common stock on the record date are entitled to vote at the Special Meeting and any adjournment or postponement thereof. On the record date, there were outstanding and entitled to vote approximately 117,564,920 shares of Lyondell common stock and no shares of preferred stock.

Voting Procedures

     Holders of record of Lyondell common stock at the close of business on    ,
2002 will be entitled to one vote per share. Fractional shares will not be voted. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes are considered "shares present" with respect to the determination of whether the quorum requirement is satisfied. Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on a particular matter.

     Abstentions from voting will be included in the voting tally and will have the same effect as a vote against the approval of the amendment and restatement of Lyondell's Certificate of Incorporation or against the sale of the Securities to OCHC, as the case may be. Broker non-votes are not considered "shares present" with respect to a matter requiring the affirmative vote of the holders of a majority of shares present in person or by proxy at the meeting. Accordingly, broker non-votes will not affect the outcome with respect to the approval of the amendment and restatement of Lyondell's Certificate of Incorporation or the sale of the Securities to OCHC, as the case may be.

     Lyondell's 401(k) and Savings Plan, in which employees, including executive officers, have account balances, permits plan participants to direct the plan trustees on how to vote the common stock allocated to their accounts. The trustee will vote all shares of Lyondell common stock for which no participant directions are received as directed by such plan's Benefits Administrative Committee, which is made up of certain officers of Lyondell. Similarly, the trustee will vote all shares of Lyondell common stock held in benefits plans of Lyondell's subsidiaries for which no participant directions are received as directed by each plan's Benefits Administrative Committee, which may be made up of certain officers of Lyondell.

     After carefully reading and considering the information contained in this Proxy Statement, you should submit your proxy. As described on the enclosed proxy card, you may submit your proxy (1) over the Internet, (2) by telephone or
(3) by mail. Votes submitted over the Internet or by telephone must be received
by 11:59 p.m. Eastern Time on         , 2002. Internet and telephone voting are
available 24 hours a day. If you vote over the Internet or by telephone, you do not need to return a written proxy card. You can also vote in person at the Special Meeting, but we encourage you to submit your proxy even if you plan to attend the Special Meeting.

     When a proxy is returned properly dated and signed (or is submitted over the Internet or by telephone), and includes voting instructions, the shares represented by that proxy will be voted by the persons named as proxies in accordance with the shareholder's directions. Unless you specify to the contrary on your proxy card, all of your shares represented by valid proxies will be voted FOR each of the proposals. As to other items of business that may properly come before the meeting or any adjournment or postponement thereof, the persons named in the accompanying form of proxy will vote in accordance with their best judgment.

     A proxy may be revoked by a shareholder at any time before it is voted at the Special Meeting by (1) giving notice of such revocation in writing to the Secretary of Lyondell at the address shown on the cover page of this Proxy Statement, (2) submitting another valid proxy by mail, by telephone or over the Internet that is later dated and, if mailed, is properly signed or (3) voting in person at the Special Meeting.

Votes Required for Adoption

     Approval of the proposed Amended and Restated Certificate of Incorporation and the proposed sale of the Securities to OCHC will require the vote of the holders of a majority of the outstanding shares of Lyondell common stock entitled to vote on these proposals. Abstentions will have the same effect as a vote against the proposal to adopt the Amended and Restated Certificate of Incorporation and the proposed sale of the Securities to OCHC. Broker non-votes will not affect the outcome of either proposal.

                       BUSINESS OF LYONDELL AND EQUISTAR

Lyondell

     Lyondell is a global chemical company with low cost operations and leading producer positions in all of its major products. Lyondell manufactures and markets a variety of intermediate and performance chemicals, including propylene oxide, propylene glycol, propylene glycol ethers, butanediol, toluene diisocyanate, styrene monomer, and tertiary butyl alcohol and its derivative, methyl tertiary butyl ether.

     Lyondell currently owns 41% of Equistar, which operates petrochemicals and polymers businesses as described below. Lyondell also owns 58.75% of LYONDELL-CITGO Refining LP, a Delaware limited partnership, referred to as "LCR," which produces refined petroleum products, including gasoline, low sulfur diesel, jet fuel, aromatics and lubricants. LCR sells its principal refined products primarily to CITGO Petroleum Corporation.

Equistar

     Equistar is one of the largest chemical producers in the world with total 2001 revenues of $5.9 billion and assets of $5.0 billion as of March 31, 2002. It is currently the world's third largest and North America's second largest producer of ethylene, the world's most widely used petrochemical. Equistar is also currently the third largest producer of polyethylene in North America.

     Equistar's petrochemicals segment manufactures and markets olefins, oxygenated products, aromatics and specialty products. Equistar's olefins products are primarily ethylene, propylene and butadiene. Olefins and their co-products are basic building blocks used to create a wide variety of products. Equistar's oxygenated products include ethylene oxide and its derivatives, ethylene glycol, ethanol and methyl tertiary butyl ether. Oxygenated products have uses ranging from paint to cleaners to polyester fibers to gasoline additives. Equistar's aromatics are benzene and toluene.

     Equistar's polymers segment manufactures and markets polyolefins, including high-density polyethylene, low-density polyethylene, linear low-density polyethylene, polypropylene and performance polymers. Polyethylene is used to produce packaging film, trash bags and lightweight high-strength plastic bottles for milk, juices, shampoos and detergents. Polypropylene is used in a variety of products including plastic caps and other closures, rigid packaging, automotive components, and carpet facing and backing. Equistar's performance polymers include enhanced grades of polyethylene such as wire and cable insulating resins and polymeric powders.

                        BACKGROUND AND RECOMMENDATION

Background

     Equistar was formed in November 1997 by Lyondell and Millennium Chemicals Inc., referred to as "Millennium." Each contributed most of its petrochemicals business to the joint venture. Initially, Lyondell's subsidiaries owned 57% of Equistar and Millennium's subsidiaries owned 43%. Occidental joined the venture in May 1998, contributing its petrochemicals business. Since giving effect to Occidental's contribution, Lyondell's subsidiaries have owned 41% of Equistar, Millennium's subsidiaries have owned 29.5% and Occidental's subsidiaries have owned 29.5%.

     The Equistar governing documents provide that, if any of the three parent entities wishes to sell its interest in Equistar or the stock of its "partner subsidiaries" that own its interest, it is required to give notice to the other parent entities, stating the price at which it wishes to sell and the other proposed terms. The other parent entities then have a 45-day period in which to exercise a right of first option to purchase the interest or shares at that price and on those other proposed terms. If both of the other parent entities wish to exercise the right, the governing documents provide that they are to do so pro rata in accordance with their existing ownership interests in Equistar. The documents also provide that any sale must be for cash and that certain other requirements be satisfied, unless otherwise approved by the parent entities not participating in the transaction.

     In January 2000, Millennium advised Lyondell and Occidental that it wished to sell the stock of its subsidiary Millennium Petrochemicals Inc., which owns Millennium's partner subsidiaries in Equistar. Millennium Petrochemicals also owns other operating assets, and has other liabilities, in addition to its interest in Equistar. Lyondell and Occidental advised Millennium that they believed that the proposed transaction failed to comply with certain requirements of the Equistar governing documents, but that they would not object to the sale, provided other requirements of the governing documents were satisfied. In September 2000, Millennium publicly announced that it had terminated the announced active marketing of its Equistar interest. The owners of Equistar have from time to time, both before and after Millennium's notice, informally discussed other transactions that, if consummated, could have resulted in a transfer or modification, either directly or indirectly, of their interests in Equistar.

     In late 2001, Lyondell and Occidental began discussing an acquisition by Lyondell of the Oxy Equistar Interest in exchange for Lyondell securities. In the course of these discussions, Lyondell and Occidental asked Millennium to consent to the transaction, since it did not satisfy the requirement of the governing documents that the consideration be cash. Based on their understanding of prior discussions between them and Millennium, they expected Millennium to give its consent, but in January 2002, Millennium declined to do so.

     Thereafter, Occidental and Lyondell discussed potential transactions in which Lyondell would issue securities to Occidental for cash and use the cash proceeds to purchase Occidental's partner subsidiaries in Equistar. On January 22, 2002, Occidental confirmed to Lyondell and Millennium in writing that it was interested in selling the stock of its partner subsidiaries for cash of $440 million and asked each of them to contact Occidental if they were interested in purchasing all or a pro rata portion of the stock. Occidental's letter stated that it was not a formal notice under the right of first option provisions. Occidental also advised Millennium that Occidental expected Lyondell to accept the offer and that Occidental expected to negotiate an equity investment in Lyondell by Occidental for $440 million, which Lyondell would use to fund the purchase of Occidental's partner subsidiaries. On January 23, 2002, Lyondell confirmed to Occidental and Millennium its interest in making the purchase. By letter dated January 30, 2002, Millennium advised Occidental and Lyondell that it believed that, under the Equistar governing documents, the proposed transaction between Lyondell and Occidental would require Millennium's consent and that Millennium was not in a position to consent at that time. Millennium's letter also stated that it believed it would be in the best interests of all three Equistar owners to work to achieve a mutually acceptable restructuring of Equistar's ownership. Millennium orally advised Lyondell and Occidental that it believed that the proposed sale by Occidental of its partner subsidiaries to Lyondell did not comply with the requirements of the Equistar governing documents because, in Millennium's view, it was not a sale for cash and/or it failed to meet what Millennium believed to be other applicable requirements. Occidental and Lyondell advised Millennium that they believed the proposed sale satisfied all applicable requirements and did not require Millennium's consent under the governing documents.

     On January 31, 2002, Lyondell announced that it had agreed in principle to sell Lyondell securities to Occidental for $440 million in cash and to purchase Occidental's partner subsidiaries in Equistar for $440 million in cash, in each case in a transaction having terms and conditions generally the same as those described in this Proxy Statement. The announcement stated that Millennium could purchase a pro rata portion of the stock of Occidental's partner subsidiaries if it wished to do so. The announcement also stated that the transactions would be subject to completion and execution of definitive documentation, Lyondell shareholder approval and customary closing conditions.

     On April 19, 2002, Occidental delivered to both Lyondell and Millennium a notice under the Equistar right of first option provisions, stating that either of them could purchase Occidental's partner subsidiaries in Equistar for cash of $440 million pursuant to a form of agreement that was substantially the same as the Occidental Partner Sub Purchase Agreement described in this Proxy Statement. The notice stated that if both Lyondell and Millennium wished to exercise their rights to purchase, they could do so pro rata. Occidental also advised Millennium that it expected to enter into a securities purchase agreement with Lyondell in a form that was substantially the same as the Securities Purchase Agreement described in this Proxy Statement, and that Lyondell would use the cash received from selling securities thereunder to purchase Occidental's partner subsidiaries in Equistar.

     From time to time during 2002, Lyondell and Occidental engaged in discussions with Millennium concerning the possibility of Lyondell's acquiring Millennium's interest in Equistar, directly or indirectly.

     On May 31, 2002, Lyondell, in a formal response to Occidental's April 19, 2002 notice, advised Occidental that it wished to purchase all the stock of Occidental's partner subsidiaries or, if Millennium also elected to participate, its pro rata share. Also on May 31, 2002, Lyondell, Occidental, Millennium and Equistar entered into a Settlement Agreement. In that agreement, among other things, (1) Millennium agreed not to exercise its right of first option to participate in the purchase of Occidental's partner subsidiaries in Equistar,
(2) Millennium agreed to waive and release any and all claims it might have that the transactions between Lyondell and Occidental did not comply with the requirements of the Equistar governing documents and the parties represented and agreed that the transactions do comply with those requirements, (3) Lyondell, Occidental and Millennium agreed that Millennium and Occidental and their affiliates would be released from indemnity agreements they had made regarding indebtedness of Equistar following the closing of the Occidental Partner Sub Purchase Agreement and (4) Millennium and Lyondell agreed to make certain changes to the Equistar governing documents. Many of the foregoing provisions also apply to subsidiaries of the parties, which also signed the Settlement Agreement.

     On        2002, Lyondell and Occidental made filings under the HSR Act related to the Securities Purchase Agreement and the Occidental Partner Sub Purchase Agreement.

     On        2002, Lyondell and Occidental executed the Securities Purchase
Agreement and the Occidental Partner Sub Purchase Agreement.

Reasons for the Proposals

     Lyondell's Board of Directors is proposing to amend Lyondell's charter to create the Series B Common Stock for the purpose of issuing and selling shares of Series B Common Stock to OCHC under the Securities Purchase Agreement and related transactions, and possibly for use in unrelated transactions as well. Lyondell proposes to issue the Securities to OCHC in order to obtain the funds to purchase the Oxy Equistar Interest. Lyondell believes that increasing its ownership interest in Equistar will benefit Lyondell. Lyondell expects that there will be a cyclical recovery of Equistar's olefins and polyolefins businesses over the next few years and that upon such a recovery Lyondell's increased ownership in Equistar should provide substantial earnings and cash flow to Lyondell. This cash flow, if realized, would permit more rapid de-leveraging of Lyondell's balance sheet through repayment of Lyondell's existing debt. By raising the funds for the purchase through the issuance of common stock that permits payment of in-kind dividends for a period up to three years, Lyondell will be able to conserve cash resources in the near term. Issuance of the additional shares of common stock will also have the effect of spreading both the risks and rewards of owning equity interests in Lyondell across a broader number of shares.

Opinion of Credit Suisse First Boston Corporation

     Credit Suisse First Boston was engaged by Lyondell to provide an opinion in connection with the proposed transactions. Lyondell selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and its familiarity with Lyondell and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, Lyondell requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, of the "Consideration" to be paid by Lyondell for the Oxy Equistar Interest, treating the transactions for purposes of the opinion as if they were a single integrated transaction in which the Consideration was to be exchanged for the Oxy Equistar Interest. The opinion uses the term "Consideration" to refer collectively to the shares of Series B Common Stock, the Warrants and the right to receive a contingent payment to be paid by Lyondell for the Oxy Equistar Interest. On May 2, 2002, at a meeting of the Lyondell Board of Directors held to evaluate the proposed transactions, Credit Suisse First Boston delivered to the Lyondell Board of Directors a written opinion dated May 2, 2002, to the effect that, as of that date and based on and subject to the matters described in its opinion, the Consideration was fair to Lyondell from a financial point of view, treating the transactions for purposes of the opinion as if they were a single integrated transaction in which the Consideration was to be exchanged for the Oxy Equistar Interest.

     The full text of Credit Suisse First Boston's written opinion, dated May 2, 2002, to the Lyondell Board of Directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this Proxy Statement by reference. Lyondell shareholders are encouraged to read this opinion carefully and in its entirety. Credit Suisse First Boston's opinion is addressed to Lyondell's Board of Directors and relates only to the fairness, from a financial point of view, of the Consideration, treating the transactions for purposes of the opinion as if they were a single integrated transaction in which the Consideration was to be exchanged for the Oxy Equistar Interest, and does not address any other aspect of the proposed transactions or any related transaction and does not constitute a recommendation to any shareholder as to any matter relating to the transactions. The summary of Credit Suisse First Boston's opinion in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

     In arriving at its opinion, Credit Suisse First Boston reviewed drafts dated April 19, 2002 of the Occidental Partner Sub Purchase Agreement, the Securities Purchase Agreement and certain related documents, as well as publicly available business and financial information relating to Lyondell and Equistar. Credit Suisse First Boston also reviewed other information relating to Lyondell and Equistar, including financial forecasts, provided to or discussed with Credit Suisse First Boston by Lyondell and Equistar, and met with the managements of Lyondell and Equistar to discuss the businesses and prospects of Lyondell and Equistar. Credit Suisse First Boston considered financial and stock market data of Lyondell and financial data of Equistar, and compared those data with similar data for publicly held companies in businesses similar to those of Lyondell and Equistar, and considered, to the extent publicly available, the financial terms of other business combinations and other transactions announced or effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts, Credit Suisse First Boston was advised, and it assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Lyondell and Equistar as to the future financial performance of Lyondell and Equistar, respectively. Credit Suisse First Boston further assumed, with Lyondell's consent, that the Occidental Partner Sub Purchase Agreement, the Securities Purchase Agreement and related documents when executed would conform to the drafts reviewed by it in all respects material to its analysis. In addition, Credit Suisse First Boston assumed, with Lyondell's consent, that the transactions would be consummated as set forth above in accordance with the terms of the Occidental Partner Sub Purchase Agreement, the Securities Purchase Agreement and related documents without amendment, modification or waiver of any material terms thereof, and in the course of obtaining the necessary regulatory and third party approvals, consents, waivers and agreements relating to the transactions, no modification, condition, restriction, limitation or delay would be imposed that would have a material adverse effect on Lyondell or Equistar or the contemplated benefits of the proposed transactions. Credit Suisse First Boston further assumed, with Lyondell's consent, that neither Occidental Petrochem Partner 1, Inc., Occidental Petrochem Partner 2, Inc. nor Occidental Petrochem Partner GP, Inc. had any assets or liabilities other than their partnership interests in Equistar. Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Lyondell or Equistar, and Credit Suisse First Boston was not furnished with any evaluations or appraisals, with the exception of a third-party appraisal of a petrochemical plant in Lake Charles, Louisiana that is referenced in the Occidental Partner Sub Purchase Agreement, which appraisal was provided to Credit Suisse First Boston by Lyondell's management. Credit Suisse First Boston's opinion did not address the provisions of the Occidental Partner Sub Purchase Agreement in the event of a Lease Termination Event, a No Rebuilding Termination or the exercise of the Put Right (each as defined in the Occidental Partner Sub Purchase Agreement) with respect to the petrochemical plant in Lake Charles, Louisiana.

     Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston did not express any opinion as to what the value of Original Common Stock, Series B Common Stock or the Warrants actually would be when issued pursuant to the transactions or the contingent payment or the prices at which Original Common Stock, Series B Common Stock or the Warrants would trade or otherwise be transferrable at any time. Although Credit Suisse First Boston evaluated the Consideration from a financial point of view, Credit Suisse First Boston was not requested to, and did not, recommend the specific Consideration payable in the transactions, which Consideration was determined between Lyondell and OCHC. Credit Suisse First Boston's opinion did not address the relative merits of the transactions as compared to other business strategies that might have been available to Lyondell, and also did not address the underlying business decision of Lyondell to proceed with the transactions. In connection with its engagement, Credit Suisse First Boston was not requested to, and did not, participate in the negotiations or structuring of the transactions. Except as described above, Lyondell imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

     In preparing its opinion to Lyondell's Board of Directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Lyondell and Equistar. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Lyondell or its businesses, Equistar or the proposed transactions, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by Lyondell's Board of Directors in its evaluation of the proposed transactions and should not be viewed as determinative of the views of Lyondell's Board of Directors or management with respect to the transactions or the Consideration.

     The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated May 2, 2002 delivered to Lyondell's Board of Directors in connection with the transactions. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

   Introduction

     Credit Suisse First Boston compared the implied equity reference ranges for Lyondell, including Lyondell's 58.75% interest in LCR, 41% interest in Equistar and net corporate adjustments for Lyondell, including cash, net operating losses, LCR's note receivable and debt, and for the Oxy Equistar Interest derived from the "--Discounted Cash Flow Analysis," "--Selected Companies Analysis" and "--Selected Acquisitions Analysis" for Lyondell and Equistar described below. After adjustment for the implied estimated value of the Warrants and contingent payment of approximately $11 million to be paid to OCHC in the transactions, Credit Suisse First Boston then calculated the following implied reference ranges of OCHC's percentage ownership of Lyondell common stock, based on the three scenarios described below, as compared to the implied ownership of OCHC of Lyondell common stock pro forma for the transactions of approximately 20-22%, depending on the number of shares of Series B Common Stock of between 30 million and 34 million actually issued to OCHC pursuant to the Securities Purchase Agreement:

         Implied Reference      Implied Reference         Range of OCHC's
          Range of OCHC's        Range of OCHC's          % Ownership of
           % Ownership of         % Ownership of             Lyondell
              Lyondell               Lyondell           Alternative Case--
             Base Case           Alternative Case          Equistar Only
         -----------------      -----------------       ------------------
          17.4% to 28.0%          15.4% to 30.2%          12.2% to 24.0%

     The base case was based on internal estimates of the managements of Lyondell or Equistar, or both, as the case may be, and the alternative case was based on adjustments to the base case to reflect, among other things, the potential for decreased revenue and profitability, in each case adjusted based on discussions with the managements of Lyondell or Equistar, or both, as the case may be. The case referred to as the "Alternative Case -- Equistar Only" is based on the alternative case for Equistar and the base case for Lyondell's intermediate and derivatives and methanol businesses, referred to as "LCC," and LCR.

   Discounted Cash Flow Analysis

     Equistar. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that Equistar could generate for the fiscal years 2002 to 2006 based on the base case and the alternative case. Credit Suisse First Boston calculated a range of estimated terminal values for Equistar by applying a range of selected earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, terminal value multiples of 5.0x to 6.0x to Equistar's calendar year normalized EBITDA. References to calendar year normalized EBITDA reflect the base case and alternative case calendar year EBITDA expected to be achieved in a typical petrochemical cycle based on discussions with the managements of Lyondell or Equistar, or both, as the case may be. The estimated free cash flows and terminal values were then discounted to present value using selected discount rates ranging from 9.0% to 11.0%. This analysis indicated the following implied equity reference ranges for Lyondell's 41% interest in Equistar and the Oxy Equistar Interest:

                                     Implied Equity Reference Range of     Implied Reference Range of the
                                     Lyondell's 41% Equistar Interest           Oxy Equistar Interest
                                     ---------------------------------     ------------------------------
          Base Case................   $832 million to $1,201 million       $599 million to $864 million
          Alternative Case.........   $463 million to $  791 million       $333 million to $569 million

     LCC. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that LCC could generate for the fiscal years 2002 to 2006 based on the base case and the alternative case. Credit Suisse First Boston calculated a range of estimated terminal values for LCC by applying a range of selected EBITDA terminal value multiples of 6.0x to 7.0x to LCC's calendar year normalized EBITDA. The estimated free cash flows and terminal values were then discounted to present value using selected discount rates ranging from 9.0% to 11.0%. This analysis indicated the following implied enterprise reference ranges for LCC:

          Implied Enterprise Reference Range  Implied Enterprise Reference Range
                       Base Case                       Alternative Case
          ----------------------------------  ----------------------------------
          $3,400 million to $4,100 million    $3,050 million to $3,650 million

     LCR. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that LCR could generate for the fiscal years 2002 to 2006 based on the base case and the alternative case. Credit Suisse First Boston calculated a range of estimated terminal values for LCR by applying a range of selected EBITDA terminal value multiples of 4.0x to 5.0x to LCR's calendar year 2006 estimated EBITDA. The estimated free cash flows and terminal values were then discounted to present value using selected discount rates ranging from 9.0% to 11.0%. This analysis indicated the following implied equity reference ranges for Lyondell's 58.75% interest in LCR:

          Implied Equity Reference Range          Implied Equity Reference
               for Lyondell's 58.75%             Range for Lyondell's 58.75%
                   LCR Interest                         LCR Interest
                     Base Case                        Alternative Case
          ------------------------------        -----------------------------
           $629 million to $922 million         $335 million to $570 million

     Relative Implied OCHC Ownership of Lyondell. Based on the implied reference ranges for Lyondell and the Oxy Equistar Interest derived from the "Discounted Cash Flow Analysis" for Lyondell and Equistar described above and the same factors utilized in the analysis described above under "--Introduction," Credit Suisse First Boston then calculated the following implied reference ranges of OCHC's percentage ownership of Lyondell common stock, as compared to the implied OCHC ownership of Lyondell common stock pro forma for the transactions of approximately 20-22%:

                                                                                                     Implied Reference
                                                   Implied Reference         Implied Reference        Range of OCHC's
                                                    Range of OCHC's           Range of OCHC's         % Ownership of
                                                     % Ownership of           % Ownership of             Lyondell
                                                        Lyondell                 Lyondell           Alternative Case--
                                                       Base Case             Alternative Case          Equistar Only
                                                   -----------------         -----------------      ------------------
          Discounted Cash Flow Analysis.........   18.1% to 29.5%            17.8% to 36.2%         12.3% to 25.5%

   Selected Companies Analysis

     Equistar. Credit Suisse First Boston compared financial and operating data of Equistar to financial, operating and stock market data for the following 9 publicly traded companies, including Lyondell, in the chemicals industry:

     . The Dow Chemical Company
     . E. I. DuPont de Nemours and Company
     . Eastman Chemical Company
     . Georgia Gulf Corporation
     . Millennium Chemicals Inc.
     . NL Industries, Inc.
     . NOVA Chemicals Corporation
     . Wellman, Inc.
     . Lyondell

     Credit Suisse First Boston reviewed enterprise values, calculated as equity value plus net debt, as multiples of average EBITDA for calendar years 1995 to 2001, to the extent available, and calendar years 2002 and 2003 estimated EBITDA. Credit Suisse First Boston also reviewed equity values as multiples of average net income for calendar years 1995 to 2001, to the extent available, calendar years 2002 and 2003 estimated net income and book value. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies of average EBITDA for calendar years 1995 to 2001, to the extent available, and calendar years 2002 and 2003 estimated EBITDA to Equistar's average EBITDA for calendar years 1997 to 2001 and calendar years 2002 and 2003 estimated EBITDA. Equistar's historical EBITDA is pro forma per Lyondell's and Equistar's managements. All multiples were based on closing stock prices on April 30, 2002. Estimated financial data for Equistar were based on the base case and the alternative case and estimated financial data for the selected companies, including Lyondell, were based on publicly available research estimates. This analysis indicated the following implied equity reference ranges for Lyondell's 41% interest in Equistar and the Oxy Equistar
Interest:

                                      Implied Equity Reference Range        Implied Equity Reference Range
                                   of Lyondell's 41% Equistar Interest       of the Oxy Equistar Interest
                                   -----------------------------------      ------------------------------
          Base Case.............       $545 million to $832 million          $392 million to $599 million
          Alternative Case......       $463 million to $709 million          $333 million to $510 million

     LCC. Credit Suisse First Boston compared financial and operating data of LCC to financial, operating and stock market data for the 9 publicly traded companies, including Lyondell, described above under "--Selected Companies Analysis--Equistar." Credit Suisse First Boston reviewed enterprise values as multiples of average EBITDA for calendar years 1995 to 2001, to the extent available, and calendar years 2002 and 2003 estimated EBITDA. Credit Suisse First Boston also reviewed equity values as multiples of average net income for calendar years 1995 to 2001, to the extent available, and calendar years 2002 and 2003 estimated net income and book value. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies of average EBITDA for calendar years 1995 to 2001, to the extent available, and calendar years 2002 and 2003 estimated EBITDA to LCC's average EBITDA for calendar years 1998 to 2001 and calendar years 2002 and 2003 estimated EBITDA. All multiples were based on closing stock prices on April 30, 2002. Historical financial data for LCC were based on historical averages from 1998 to 2001 and were pro forma per Lyondell's management for the sale of LCC's polyols business to Bayer AG on March 31, 2000. Estimated financial data for LCC were based on the base case and the alternative case and estimated financial data for the selected companies, including Lyondell, were based on publicly available research estimates. This analysis indicated the following implied enterprise reference ranges for LCC:

          Implied Enterprise Reference Range  Implied Enterprise Reference Range
                      Base Case                        Alternative Case
          ----------------------------------  ----------------------------------
           $3,700 million to $4,300 million    $3,400 million to $3,900 million

     LCR. Credit Suisse First Boston compared financial and operating data of LCR to financial, operating and stock market data for the following 6 publicly traded companies in the refining industry:

     . Ashland Inc.

     . Frontier Oil Corporation

     . Premcor Inc.

     . Sunoco, Inc.

     . Tesoro Petroleum Corporation

     . Valero Energy Corporation

     Credit Suisse First Boston reviewed enterprise values as multiples of calendar years 2002 and 2003 estimated EBITDA. Credit Suisse First Boston also reviewed equity values as multiples of calendar years 2002 and 2003 estimated net income and book value. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies calendar years 2002 and 2003 estimated EBITDA to corresponding financial data of LCR. All multiples were based on closing stock prices on April 30, 2002. Estimated financial data for LCR were based on the base case and the alternative case and estimated financial data for the selected companies were based on publicly available research estimates. This analysis indicated the following implied equity reference ranges for Lyondell's 58.75% interest in LCR:

        Implied Equity Reference Range for    Implied Equity Reference Range for
          Lyondell's 58.75% LCR Interest        Lyondell's 58.75% LCR Interest
                    Base Case                          Alternative Case
         ----------------------------------    --------------------------------
           $687 million to $864 million          $452 million to $629 million

     Relative Implied OCHC Ownership of Lyondell. Based on the implied reference ranges for Lyondell and the Oxy Equistar Interest derived from the "Selected Companies Analysis" for Lyondell and Equistar described above and the same factors utilized in the analysis described above under "--Introduction," Credit Suisse First Boston then calculated the following implied reference ranges of OCHC's percentage ownership of Lyondell common stock, as compared to the OCHC implied ownership of Lyondell common stock pro forma for the transactions of approximately 20-22%:

                                                                                       Implied Reference
                                        Implied Reference        Implied Reference      Range of OCHC's
                                         Range of OCHC's          Range of OCHC's       % Ownership of
                                         % Ownership of           % Ownership of           Lyondell
                                            Lyondell                 Lyondell          Alternative Case--
                                           Base Case             Alternative Case        Equistar Only
                                        -----------------        -----------------     ------------------
   Selected Companies Analysis .....      13.2% to 22.5%           15.2% to 26.7%        11.7% to 20.8%

   Selected Acquisitions Analysis

     Equistar. Credit Suisse First Boston reviewed the implied transaction multiples in the following 15 selected merger and acquisition transactions in the chemicals industry:

                             Target                                            Acquiror
                             ------                                            --------
.. DSM NV (Petrochemicals Business)                                 Saudi Basic Industries Corporation
.. Aristech Chemical Corporation                                    Sunoco, Inc.
.. Lyondell Chemical Company (Polyols Business and U.S. Propylene   Bayer AG
    Oxide Joint Venture)
.. Union Carbide Corporation                                        The Dow Chemical Company
.. Imperial Chemical Industries (Polyurethane and Titanium Dioxide  Huntsman Corporation
    Businesses)
.. Huntsman Corporation (Styrenics Business)                        NOVA Corporation
.. ARCO Chemical Company                                            Lyondell Petrochemical Company
.. Borealis A/S                                                     OMV AG/ Abu Dhabi
.. Rexene Corporation                                               Huntsman Corporation
.. Texaco Inc. (Tertiary Butyl Ether Business)                      Huntsman Corporation
.. Sterling Chemical, Inc.                                          The Sterling Group, Inc. / Unicorn Group
.. Occidental Chemical Corporation (Polyethylene Business)          Lyondell Petrochemical Company
.. DuPont Canada Inc. (Polyethylene Business)                       Novacor Chemicals Ltd.
.. Texaco Inc. (Texaco Chemical Company)                            Huntsman Financial Corporation
.. Quantum Chemical Corporation                                     Hanson Industries

     Credit Suisse First Boston compared enterprise values in the selected transactions as the latest multiples of 12-month EBITDA and average EBITDA for the preceding five calendar years, to the extent available, before announcement of the respective transactions. Credit Suisse First Boston then applied a multiples range of selected derived from the selected transactions average EBITDA for the preceding five calendar the extent years, to available, to Equistar's calendar year normalized EBITDA. All multiples for the were based selected transactions on publicly available information at the time of announcement of the relevant indicated transaction. This analysis the following implied equity reference ranges for Lyondell's 41% interest in Equistar Equistar and the Oxy Interest:

                                 Implied Equity Reference Range of   Implied Equity Reference Range
                                 Lyondell's 41% Equistar Interest     of the Oxy Equistar Interest
                                 ---------------------------------   ------------------------------
          Base Case ...........    $811 million to $1,160 million     $584 million to $835 million
          Alternative Case ....    $504 million to $791 million       $363 million to $569 million

     LCC. Credit Suisse First Boston reviewed the implied transaction multiples in the 15 selected merger and acquisition transactions described above under "--Selected Acquisitions Analysis--Equistar." Credit Suisse First Boston compared, to the extent available, enterprise values in the selected transactions as multiples of the latest 12-month EBITDA and average EBITDA for the preceding five calendar years, to the extent available, before announcement of the respective transactions. Credit Suisse First Boston then applied a range of selected multiples derived from the selected transactions of the latest 12-month EBITDA and average EBITDA for the preceding five calendar years, to the extent available, before announcement of the respective transactions to LCC's latest 12-month EBITDA and calendar year normalized EBITDA. All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated the following implied enterprise reference ranges for LCC:

          Implied EnterpriseReference Range   Implied Enterprise Reference Range
                     Base Case                         Alternative Case
          ---------------------------------   ----------------------------------
           $3,800 million to $4,400 million    $3,400 million to $4,000 million

     LCR. Credit Suisse First Boston reviewed the implied transaction multiples in the following 18 selected merger and acquisition transactions in the refining industry:

                       Target                                                         Acquiror
                       ------                                                         --------
.. Valero Energy Corporation*                                Tesoro Petroleum Corporation
.. Texaco Inc.                                               Shell Oil Company/Saudi Refining, Inc.
.. BP p.l.c. (Mandan and Salt Lake City Refineries)*         Tesoro Petroleum Corporation
.. El Paso Corporation (Corpus Christi Refinery)*            Valero Energy Corporation
.. Ultramar Diamond Shamrock Corporation                     Valero Energy Corporation
.. Tosco Corporation                                         Phillips Petroleum Company
.. BP Amoco p.l.c. (Alliance Refinery)*                      Tosco Corporation
.. Tosco Corporation (Avon Refinery)*                        Ultramar Diamond Shamrock Corporation
.. Equilon Enterprises LLC (Wood River Refinery)*            Tosco Corporation
.. Exxon Mobil Corporation*                                  Frontier Oil Corporation
.. Equilon Enterprises LLC (El Dorado Refinery)*             Frontier Oil Corporation
.. BP p.l.c. (Lima Refinery)*                                Clark USA, Inc.
.. Mobil Oil Corporation (Paulsboro Refinery)*               Valero Energy Corporation
.. Shell Oil Corporation (Anacortes Refinery)*               Tesoro Petroleum Corporation
.. Clark USA, Inc.                                           The Blackstone Capital Partners III Merchant Banking Fund L.P.
.. Total Petroleum (North America) Ltd.                      Ultramar Diamond Shamrock Corporation
.. Unocal Corporation (Refinery and Marketing                Tosco Corporation
    Businesses)
.. Diamond Shamrock, Inc.                                    Ultramar Corporation

_________
* Denotes asset rather than corporate transaction.

     Credit Suisse First Boston compared enterprise values in the selected transactions as multiples of (i) capacity, as measured by the number of barrels of crude oil that a refinery can process in a single day, (ii) capacity times the Nelson Complexity of the refinery, which is an industry measure of a refinery's ability to produce high value-added products and is commonly referred to as Nelson Capacity and (iii) the latest 12-month or then current-year EBITDA. Credit Suisse First Boston then applied a range of selected multiples derived from the selected transactions of capacity, Nelson Capacity and the latest 12-month or then current-year EBITDA to corresponding financial and operating data of LCR. All multiples for the selected transactions were based on publicly available information. This analysis indicated the following implied equity reference ranges for Lyondell's 58.75% interest in LCR:

                        Implied Equity Reference Range
                             for Lyondell's 58.75%
                                 LCR Interest
                        Base Case and Alternative Case
                       --------------------------------
                         $364 million to $599 million

     Relative Implied OCHC Ownership of Lyondell. Based on the implied reference ranges for Lyondell and the Oxy Equistar Interest derived from the "--Selected Acquisitions Analysis" for Lyondell and Equistar described above and the same factors utilized in the analysis described above under "--Introduction," Credit Suisse First Boston then calculated the following implied reference ranges of OCHC's percentage ownership of Lyondell common stock, as compared to the OCHC implied ownership of Lyondell common stock pro forma for the transactions of approximately 20-22%:

                                                                                            Implied Reference
                                                 Implied Reference    Implied Reference      Range of OCHC's
                                                  Range of OCHC's      Range of OCHC's        % Ownership of
                                                  % Ownership of        % Ownership of           Lyondell
                                                     Lyondell              Lyondell         Alternative Case--
                                                     Base Case         Alternative Case       Equistar Only
                                                -------------------   ------------------   --------------------
          Selected Acquisitions Analysis ....      17.9% to 27.9%       15.5% to 29.0%        13.2% to 24.0%

    Pro Forma Transaction Consequences

       Credit Suisse First Boston analyzed the potential pro forma effect of the transactions on Lyondell's calendar years 2003 to 2005 estimated earnings per share, commonly referred to as EPS, giving effect to, among other things, accounting adjustments provided by Lyondell's managements. Estimated financial data were based on internal estimates of Equistar's and Lyondell's managements. This analysis suggested that the transactions would be dilutive to Lyondell's calendar year 2003 estimated EPS and accretive to Lyondell's calendar year 2004 and 2005 estimated EPS.

       The actual results achieved by the combined company may vary from projected results and the variations may be material.

    Other Factors

       In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

       . historical price performance and trading characteristics of Lyondell common stock and the relationship between movements in Lyondell common stock and selected chemicals companies since announcement of the transactions, as well as the five-year price performance and trading characteristics of Lyondell common stock;

       .  publicly available research reports addressing the transaction; and

       . the three-year stock performance of selected companies in the refining industry.

    Miscellaneous

       Lyondell has agreed to pay Credit Suisse First Boston customary fees for its financial advisory services. Lyondell also has agreed to reimburse Credit Suisse First Boston for all of its reasonable out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

       Credit Suisse First Boston and its affiliates have in the past provided, and may in the future provide, investment banking and financial services to Lyondell, Equistar and Occidental and certain of their affiliates unrelated to the proposed transactions, for which services Credit Suisse First Boston and its affiliates have received, and expect to receive, compensation. In addition, a senior advisor of Credit Suisse First Boston and a member of the Board of Directors of Credit Suisse Group are each members of the board of directors of Occidental. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of Lyondell and Occidental and certain of their affiliates, including the debt securities of Equistar, for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

  Recommendation

       Lyondell's Board of Directors has unanimously determined that the proposed sale of the Securities to OCHC and the proposed purchase of the Oxy Equistar Interest are in the best interests of Lyondell. Lyondell's Board of Directors unanimously recommends a vote FOR approval of the proposed Amended and Restated Certificate of Incorporation of Lyondell and FOR approval of the proposed sale of the Securities to OCHC.

                            PROPOSAL TO APPROVE THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                  OF LYONDELL

                             Item 1 on Proxy Card

Description of Proposed Amendments

     Lyondell's Board of Directors unanimously recommends to the shareholders for approval at the Special Meeting an Amended and Restated Certificate of Incorporation of Lyondell that (1) amends Article IV of Lyondell's Certificate of Incorporation, which sets forth the terms of Lyondell's authorized capital stock and (2) deletes in its entirety Article VIII (Relations with Substantial Stockholder) of Lyondell's Certificate of Incorporation, which currently sets forth governance provisions relating to Atlantic Richfield Company, a former substantial shareholder of Lyondell. The proposed amendment and restatement was approved by Lyondell's Board of Directors at a meeting on , 2002. Article IV of Lyondell's Certificate of Incorporation currently authorizes 330 million shares of capital stock, consisting of (1) 250 million shares of Original Common Stock, and (2) 80 million shares of preferred stock, par value $.01 per share. On May 15, 2002, 117,564,920 shares of Original Common Stock and no shares of preferred stock were issued and outstanding.

     The proposed Amended and Restated Certificate of Incorporation would:

     .    create Series B Common Stock;

     . increase Lyondell's authorized common stock from 250 million shares to 420 million shares, which will consist of (1) 340 million shares of Original Common Stock and (2) 80 million shares of Series B Common Stock;

     . establish the relative powers, preferences, rights, qualifications, limitations and restrictions of the Original Common Stock and the Series B Common Stock; and

     . delete Article VIII (Relations with Substantial Stockholder), which is obsolete.

     The proposed amendments will not change the number of authorized shares of preferred stock, which is 80 million, or the provisions of Lyondell's Certificate of Incorporation relating to Lyondell's preferred stock. The existing, issued and outstanding shares of Lyondell common stock will not change as a result of the proposed Amended and Restated Certificate of Incorporation and holders of Lyondell common stock will not receive new stock certificates.

     If the proposed Amended and Restated Certificate of Incorporation is approved by the shareholders, Lyondell's Certificate of Incorporation will be amended as described in this Proxy Statement and as set forth in the form of Amended and Restated Certificate of Incorporation attached hereto as Annex A. The Amended and Restated Certificate of Incorporation will become effective when it is filed with the Secretary of State of the State of Delaware. Prior to its filing with the Secretary of State of the State of Delaware, the proposed Amended and Restated Certificate of Incorporation may be abandoned by Lyondell's Board of Directors, without further action by the shareholders, at any time before or after the Special Meeting if for any reason the Board of Directors deems it advisable.

Purposes and Effects of the Proposed Amended and Restated Certificate of Incorporation

     The principal purpose of amending and restating Lyondell's Certificate of Incorporation to establish the Series B Common Stock is to provide for a series of common stock with particular characteristics, shares of which will be issued and sold to OCHC pursuant to the Securities Purchase Agreement. The terms of the Securities Purchase Agreement are more fully described in this Proxy Statement under "Proposal to Approve the

Sale of Securities to OCHC." The proceeds of the sale of the Securities to OCHC will be used to finance Lyondell's purchase of the Oxy Equistar Interest from wholly owned subsidiaries of Occidental, increasing Lyondell's interest in Equistar to 70.5%. In addition, the Series B Common Stock would be available for:

     . issuance of Series B Common Stock to the extent issued upon exercise of the Warrants to be issued to OCHC under the Securities Purchase Agreement;

     . issuance of Series B Common Stock to the extent it is used to satisfy Lyondell's obligation under the Securities Purchase Agreement to make a contingent payment of up to $35 million, based on the distributions made by Equistar to its owners; this payment may be satisfied with Series B Common Stock in lieu of cash or Original Common Stock, at Lyondell's option;

     . issuance of payment-in-kind dividends on shares of Series B Common Stock; and

     . issuance in other future financing and acquisition transactions that Lyondell may determine to pursue from time to time, stock dividends or splits and other corporate purposes.

Once authorized, the shares of Series B Common Stock may be issued with approval of Lyondell's Board of Directors and without further approval of the shareholders unless shareholder approval is required by applicable law, rule or regulation. The terms of the Series B Common Stock are set forth in Article IV of the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this Proxy Statement as Annex A, and the terms of the Series B Common Stock are described below under "--Description of Series B Common Stock." The differences between Original Common Stock and Series B Common Stock are summarized below under "--Summary Comparison of Original Common Stock and Series B Common Stock."

     The principal purpose of amending and restating Lyondell's Certificate of Incorporation to increase the number of authorized shares of Original Common Stock is to provide Lyondell with additional authorized shares for:

     . issuance of Original Common Stock upon conversion of Series B Common Stock in accordance with the terms thereof;

     . issuance of Original Common Stock to the extent issued upon exercise of the Warrants to be issued to OCHC under the Securities Purchase Agreement;

     . issuance of Original Common Stock to the extent it is used to satisfy Lyondell's obligation under the Securities Purchase Agreement to make a contingent payment of up to $35 million, based on the distributions made by Equistar to its owners, this payment may be satisfied with Original Common Stock in lieu of cash or Series B Common Stock, at Lyondell's option; and

     . issuance in other future financing and acquisition transactions that Lyondell may determine to pursue from time to time, stock dividends or splits, employee benefit plans and other corporate purposes.

Once authorized, the additional shares of Original Common Stock may be issued with approval of the Board of Directors and without further approval of the shareholders unless shareholder approval is required by applicable law, rule or regulation.

     The principal purpose of deleting Article VIII (Relations with Substantial Stockholder) of Lyondell's Certificate of Incorporation is to remove an obsolete provision. Article VIII contains provisions addressing, among other things, potential conflicts of interest between Lyondell and Atlantic Richfield Company and mechanics for Lyondell's directors to manage business opportunities that both Lyondell and Atlantic Richfield Company might have been interested in pursuing. These provisions were important when Atlantic Richfield Company was a substantial shareholder of Lyondell and had designees on Lyondell's Board of Directors. Atlantic Richfield Company is no longer a substantial shareholder of Lyondell and no longer has designees on Lyondell's Board of Directors, and therefore these provisions are no longer necessary for the governance of Lyondell.

Anticipated Issuance of Series B Common Stock in Connection with the Sale of Securities to OCHC

     The following table illustrates the number of shares of Series B Common Stock that could be needed in connection with the Securities Purchase Agreement for a three-year period after the closing under the agreement. The stock prices in the table below are based on the per-share stock prices used to calculate the number of shares to be issued to OCHC at the closing of the Securities Purchase Agreement. See "Proposal to Approve the Sale of Securities to OCHC."

                                                                 Number of
                                                             shares of Series B
                                                               Common Stock,
                                                            assuming a constant
                                                               stock price of
                                                            -------------------
                                                             $13.10     $17.10
                                                               per        per
Reason for Issuance (millions of shares)                    share(a)   share(b)
----------------------------------------                    --------   --------
Initial number to be issued at closing.................       34.0        30.0
In-kind dividends(c)...................................        7.7         5.1
Contingent payment shares(d)...........................        2.7         2.1
                                                             -----       -----
   Total(e)............................................       44.4        37.2
                                                             =====       =====

-------
(a) This column assumes that for the three-year period beginning at the closing of the Securities Purchase Agreement, Lyondell's per-share stock price is always $13.10 (the lower end of the range that will be used to determine the number of shares of Series B Common Stock to be issued at the closing).
(b) This column assumes that for the three-year period beginning at the closing of the Securities Purchase Agreement, Lyondell's per-share stock price is always $17.10 (the upper end of the range that will be used to determine the number of shares of Series B Common Stock to be issued at the closing).
(c) The number of shares to be issued as in-kind dividends set forth in this table is also based on the assumption that Lyondell continues to pay dividends on Lyondell common stock at its current annual rate of $.90 per share and that it pays in-kind dividends on shares of Series B Common Stock for three years.
(d) The number of shares to be issued to satisfy Lyondell's obligation to make a contingent payment of up to $35 million under the Securities Purchase Agreement is also based on the assumption that Lyondell would be obligated to pay the maximum of $35 million and would elect to satisfy this obligation entirely with shares of Series B Common Stock. Lyondell will be obligated to make a contingent payment only if Equistar makes distributions to its owners that (1) relate to the period from January 1, 2002 to December 31, 2003 and (2) are made by Equistar after the closing date of the Securities Purchase Agreement and before May 1, 2004. See "Proposal to Approve the Sale of Securities to OCHC--Potential Issuance of Additional Shares as a Contingent Payment."
(e) In addition to the total number of shares of Series B Common Stock reflected in this table, Lyondell may issue shares of Series B Common Stock upon exercise of Warrants to be issued to OCHC at the closing of the Securities Purchase Agreement in lieu of issuing shares of Original Common Stock. If Lyondell were to use only Series B Common Stock to satisfy its obligation under all the Warrants, the total number of shares of Series B Common Stock to be issued would have a value equal to the excess, if any, between the stock price per share of Original Common Stock on the date of exercise and the exercise price of the Warrants, multiplied by five million. See "Proposal to Approve the Sale of Securities to OCHC-- Description of Warrants to be Issued at Closing of the Securities Purchase Agreement--Exercise Price; Net Payment Option."

Effects of Increase in Number of Authorized Shares

     An increase in the number of authorized shares of Lyondell common stock could have a potential anti-takeover effect. Lyondell has not proposed the increase in the number of authorized shares of common stock with the intention of using the additional shares for anti-takeover purposes, although Lyondell may use the additional shares in a manner that would discourage an attempt to acquire control of Lyondell or to make any such attempt more difficult. Lyondell is not aware of any pending or threatened efforts to acquire control of Lyondell.

Description of Series B Common Stock

     The following summary of the terms of Series B Common Stock is qualified in its entirety by reference to Article IV of the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this Proxy Statement as Annex A, and the Amended and Restated By-Laws of Lyondell, a copy of which has been filed with the SEC as an exhibit to Lyondell's Annual Report on Form 10-K. You should read the proposed Amended and Restated Certificate of Incorporation and Lyondell's By-Laws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you.

     The following summary describes the powers, preferences, rights, qualifications, limitations and restrictions of Series B Common Stock that are in addition to, or different from, those generally applicable to Original Common Stock. Except as otherwise set forth in the proposed Amended and Restated Certificate of Incorporation, the relative powers, preferences, rights, qualifications, limitations and restrictions of Series B Common Stock will be identical in all respects to those of Original Common Stock. A description of Original Common Stock has been filed with the SEC in Lyondell's Registration Statement on Form S-3 dated May 15, 2002. The differences between Original Common Stock and Series B Common Stock are summarized below under "--Summary Comparison of Original Common Stock and Series B Common Stock."

  Number of Authorized Shares in Series B Common Stock

     If the proposed Amended and Restated Certificate of Incorporation is approved by the shareholders, 80,000,000 shares of Series B Common Stock will be authorized.

  Dividends

     Holders of record of Series B Common Stock, referred to as "Series B Holders," will be entitled to receive such dividends as may be declared from time to time by Lyondell's Board of Directors. Lyondell's Board of Directors will not declare any dividend on shares of Original Common Stock without also declaring a dividend on shares of Series B Common Stock in the same amount and form per share. However, if a cash dividend is declared on shares of Original Common Stock, Lyondell may in its sole discretion declare and pay the corresponding dividend on shares of Series B Common Stock in kind by issuing additional shares of fully-paid and nonassessable Series B Common Stock instead of cash. The number of payment-in-kind shares to be issued in lieu of cash will be calculated by reference to the average of the high and low stock prices for Original Common Stock, as reported on the New York Stock Exchange, for a 10-business-day period beginning four business days before the corresponding cash-dividend-payment date for the Original Common Stock and ending five business days thereafter. No fractional shares will be issued for dividends paid in kind and any paid-in-kind dividends will be rounded to the nearest whole number.

  Conversion of Shares of Series B Common Stock into Shares of Original Common Stock

     Each Series B Holder will have the right to convert any or all of its shares of Series B Common Stock into shares of fully-paid and nonassessable Original Common Stock, without payment of additional consideration by the Series B Holder, at any time on or after the date of issuance of the shares or such later date as may be fixed by Lyondell's Board of Directors in resolutions authorizing the issuance of such shares, unless conversion is restricted by agreement between the holder and Lyondell. Lyondell may in its sole discretion at any time convert any or all shares of the Series B Common Stock into shares of Original Common Stock. Shares of Series B Common Stock may not be converted during the period between a dividend declaration date and the related record date.

     The Stockholders Agreement to be entered into among Lyondell, Occidental and OCHC at the closing of the Securities Purchase Agreement will restrict conversion of the shares of Series B Common Stock issued to OCHC or its wholly owned affiliates in connection with the transactions contemplated by the Securities Purchase Agreement. The Stockholders Agreement will prohibit Occidental, OCHC and each wholly owned affiliate of Occidental who is a holder of Series B Common Stock from converting shares of Series B Common Stock into shares of fully-paid and nonassessable Original Common Stock, until a date that is:

     .  after the third anniversary of the first issuance of Series B Common
        Stock;

     . after the second anniversary of the first issuance of Series B Common Stock, if Lyondell will not be restricted by its debt agreements from paying cash dividends on the converted shares without a dividend reduction of its then outstanding shares of Original Common Stock; or

     . following the acquisition of a majority of the outstanding shares of voting stock of Lyondell by any person in a transaction not approved by Lyondell's Board of Directors.

Series B Common Stock may be converted on an earlier date with the prior written consent of Lyondell's Board of Directors.

  Voting

     Series B Holders will be entitled to one vote, in person or by proxy, for each share of Series B Common Stock registered in his, her or its name on the books of Lyondell, at all shareholder meetings and on each matter submitted to a vote by the shareholders, except where otherwise provided by law or in the proposed Amended and Restated Certificate of Incorporation.

     Series B Holders will vote together with the holders of Original Common Stock as a single class, except as otherwise provided by law or in the proposed Amended and Restated Certificate of Incorporation. For example, Series B Holders will vote as a separate class to (1) approve any amendments to Lyondell's Certificate of Incorporation that would adversely affect the powers, preferences or special rights of Series B Common Stock and (2) approve any reorganization, consolidation or merger in which holders of Original Common Stock and Series B Holders will not receive identical consideration upon such reorganization, consolidation or merger, except as described below under "--Reorganization, Consolidation or Merger." Any proposal to alter the powers, preferences or rights of Series B Common Stock in an adverse manner will require the affirmative vote of the holders of at least 80% of the outstanding shares of Series B Common Stock present, or represented by proxy, at the vote. Neither an increase in the number of authorized shares of Lyondell's capital stock nor the creation, authorization or issuance of convertible securities, warrants or other similar purchase rights is deemed to adversely affect Series B Common Stock.

     Series B Common Stock does not have cumulative voting rights. Holders of a majority of the shares of Original Common Stock and Series B Common Stock, acting as one class of Lyondell common stock, represented at a shareholder meeting can elect all of the directors of Lyondell.

  Liquidation

     Series B Holders will be entitled to share ratably with holders of Original Common Stock in all assets of Lyondell available for distribution to Lyondell's shareholders in the event of the liquidation, dissolution or winding-up of Lyondell.

  Reorganization, Consolidation or Merger

     Upon a reorganization, consolidation, or merger of Lyondell, holders of Original Common Stock and Series B Common Stock will be entitled to receive for each share the same kind and amount of shares of stock and other securities and properties (including cash) as will be received by a holder of a share of the other Series, except as otherwise approved by the Series B Holders and holders of Original Common Stock, each voting as a separate class. However, the foregoing does not apply to a merger in which Lyondell:

     . is the surviving corporation and that does not result in the distribution of shares of stock or other securities or property (including cash) or any reclassification or change in the outstanding shares of Lyondell common stock, in which case holders of Original Common Stock and Series B holders will continue to hold their respective shares, or

     . merges with a wholly owned subsidiary for the purpose of forming a holding company, in which case each outstanding share of Original Common Stock and Series B Common Stock will be converted into one share of common stock of the resulting holding company with the same respective rights, powers, preferences, qualifications, limitations and restrictions as Original Common Stock or Series B Common Stock, as the case may be, being converted in the merger.

Summary Comparison of Original Common Stock and Series B Common Stock

     The following summary of the differences between Original Common Stock and Series B Common Stock is qualified in its entirety by reference to (1) Article IV of Lyondell's Certificate of Incorporation, a copy of which has been filed with the SEC as an exhibit to Lyondell's Annual Report on Form 10-K, and (2)
Article IV of the proposed Amended and Restated Certificate of Incorporation, a copy of which is attached to this Proxy Statement as Annex A. This summary assumes approval of the proposed Amended and Restated Certificate of Incorporation and that no shares of Lyondell preferred stock have been issued. You should read Lyondell's Certificate of Incorporation as currently in effect and the proposed Amended and Restated Certificate of Incorporation for more details regarding the provisions described below and for other provisions that may be important to you.

               Term                                     Original Common Stock               Series B Common Stock
               ----                                     ---------------------               ---------------------
Number of Authorized Shares                      340 million                           80 million

Par Value per Share                              $1.00                                 Same as Original Common Stock

Dividends:

--Non-cash                                       As declared by the Board of           Same as Original Common Stock
                                                 Directors

--Cash                                           Cash                                  Cash or additional shares of
                                                                                       Series B Common Stock

Conversion Rights                                Not applicable                        May be converted into shares of
                                                                                       Original Common Stock at any time
                                                                                       at option of holder or Lyondell
                                                                                       (subject to any applicable
                                                                                       contractual restrictions)

Voting Rights:

--Number of Votes per Share                      One                                   Same as Original Common Stock

--Cumulative Voting                              None                                  Same as Original Common Stock

--General Rule                                   Vote with other series of common      Same as Original Common Stock
                                                 stock as single class, unless
                                                 specified by Lyondell's Certificate
                                                 of Incorporation or applicable law
                                                 or regulation

--Exception for Amendments to Certificate        Majority approval of Original         80% approval of Series B
  of Incorporation                               Common Stock required for             Common Stock required for
                                                 adverse changes to Original           adverse changes to Series B
                                                 Common Stock                          Common Stock

--Exception for Reorganization,                  Vote as separate class if holders     Same as Original Common Stock
  Consolidation or Merger                        will not receive same kind and
                                                 amount of consideration as other
                                                 holders of common stock

Liquidation, Dissolution or Winding Up           Share ratably in all assets           Same as Original Common Stock
                                                 available for distribution

Reorganization, Consolidation or Merger:
--General Rule                                   Receive same kind and amount of       Same as Original Common Stock
                                                 consideration as other holders of
                                                 common stock

                  Term                       Original Common Stock              Series B Common Stock
                  ----                       ---------------------              ---------------------
--Exceptions:

    --Merger where Lyondell is the        No change to issued shares of      Same as Original Common Stock
      survivor and there is no            common stock
      distribution of securities or
      property or reclassification or
      change to common stock

    --Formation of holding                Receive shares of common stock     Receive shares of common stock
      company                             of holding company with same       of holding company with same
                                          terms as Original Common Stock     terms as Series B Common Stock

Required Vote and Board of Directors' Recommendation

     Approval of the proposed Amended and Restated Certificate of Incorporation will require the vote of the holders of a majority of the outstanding shares of Lyondell common stock entitled to vote on this proposal. Abstentions will have the same effect as a vote against the proposal to adopt the Amended and Restated Certificate of Incorporation. Broker non-votes will not affect the outcome of this proposal.

     Lyondell's Board of Directors unanimously recommends a vote FOR approval of the proposed Amended and Restated Certificate of Incorporation of Lyondell. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless shareholders specify otherwise.

                           PROPOSAL TO APPROVE THE
                          SALE OF SECURITIES TO OCHC

                             Item 2 on Proxy Card

Overview

     On                , 2002, Lyondell and OCHC, a wholly owned subsidiary of
Occidental, entered into the Securities Purchase Agreement for the issuance and sale by Lyondell to OCHC, for an aggregate purchase price of $440 million, of:

     .  between 30 and 34 million shares of Series B Common Stock;

     .  the Warrants; and

     . the right to receive a contingent payment having a value up to a total of $35 million, payable in cash or shares of Original Common Stock or Series B Common Stock, as determined by Lyondell, that will be equivalent in value to 7.38% of cash distributions by Equistar on its existing ownership units for 2002 and 2003.

The Securities being sold to OCHC will represent in the aggregate more than 20% of the issued and outstanding shares of Lyondell common stock. A copy of the Securities Purchase Agreement and the form of Warrant have been filed with the
SEC as an exhibit to Lyondell's Current Report on Form 8-K dated ,         2002.

     In connection with the closing of the Securities Purchase Agreement, Lyondell will enter into the Stockholders Agreement with OCHC and Occidental and the Registration Rights Agreement with OCHC. A copy of the form of Stockholders Agreement and the form of Registration Rights Agreement have been filed with the
SEC as an exhibit to Lyondell's Current Report on Form 8-K dated ,         2002.

     Lyondell will use the cash proceeds received from the sale of Securities to OCHC to purchase for $440.02 million the Oxy Equistar Interest, pursuant to the Occidental Partner Sub Purchase Agreement. A copy of the Occidental Partner Sub Purchase Agreement has been filed with the SEC as an exhibit to Lyondell's
Current Report on Form 8-K dated ,          2002.

     The following summary of the terms and provisions of the Securities Purchase Agreement, Warrant, Stockholders Agreement, Registration Rights Agreement and Occidental Partner Sub Purchase Agreement is qualified in its entirety by reference to each of those documents, a copy of which has been filed with the SEC as an exhibit to Lyondell's Current Report on Form 8-K dated , 2002. You should read these agreements carefully for more details regarding the provisions we describe below and for other provisions that may be important to you.

Purchase Price under the Securities Purchase Agreement

     OCHC will pay an aggregate amount of $440 million to Lyondell for (1) the number of shares of Series B Common Stock issued to OCHC at the closing of the Securities Purchase Agreement, (2) the Warrants and (3) the right to receive a contingent payment having a value up to a total of $35 million, payable in cash or shares of Original Common Stock or Series B Common Stock, as determined by Lyondell, that will be equivalent in value to 7.38% of cash distributions by Equistar on its existing ownership units for 2002 and 2003.

Determining the Number of Shares of Series B Common Stock to be Issued at Closing of the Securities Purchase Agreement

     The powers, preferences, rights, qualifications, limitations and restrictions of the Series B Common Stock are described above under "Proposal to Approve the Amended and Restated Certificate of Incorporation of

Lyondell--Description of the Series B Common Stock." The number of shares of Series B Common Stock to be issued at the closing of the Securities Purchase Agreement will be determined by reference to the average of the high and low stock prices for Lyondell common stock, as reported on the New York Stock Exchange, for the twenty business-day period ending two business days prior to the closing date, as follows:

     20-Day Average Price at Closing                 Number of Shares
     -------------------------------       -------------------------------------
     $17.10 or Above                       30 million

     Between $17.10 and $15.10             Between 30 million and 32 million,
                                           determined by subtracting from 32
                                           million the number of shares computed
                                           by multiplying (a) the 20-day average
                                           stock price, minus $15.10, divided by
                                           $2.00, by (b) 2 million

     Between $15.10 and $14.10             32 million

     Between $14.10 and $13.10             Between 32 million and 34 million,
                                           determined by subtracting from 34
                                           million the number of shares computed
                                           by multiplying (a) the 20-day average
                                           stock pr ice, minus $13.10, by (b) 2
                                           million

     $13.10 or Below                       34 million

Potential Issuance of Additional Shares as a Contingent Payment

     In addition to the Securities to be issued at the closing of the Securities Purchase Agreement, Lyondell will be obligated to pay to OCHC a contingent payment equivalent in value to 7.38% of cash distributions made by Equistar on its existing ownership units that (1) relate to the period from January 1, 2002 to December 31, 2003 and (2) are made by Equistar after the closing date of the Securities Purchase Agreement and before May 1, 2004. This contingent payment will be capped at $35 million. Lyondell will have the option, in its sole discretion, to satisfy this contingent payment obligation in cash or in shares of Original Common Stock or Series B Common Stock. If Lyondell elects to satisfy this contingent payment obligation in shares of Original Common Stock or Series B Common Stock, the number of shares to be issued and delivered to OCHC will be based on the average of the high and low per share sale prices of Original Common Stock, as reported on the New York Stock Exchange, for the 20-business-day period beginning 10 business days before the date Equistar makes a distribution and ending 9 business days after the distribution date.

Description of Warrants to be Issued at Closing of the Securities Purchase Agreement

   Warrants to be Issued at Closing

     Lyondell will issue five million Warrants to OCHC at the closing of the Securities Purchase Agreement that will be in the form of Warrant that Lyondell filed with the SEC as an exhibit to Lyondell's Current Report on Form 8-K dated
,      2002. Each Warrant will be exercisable for one share of Original Common
Stock, subject to Lyondell's ability to make a "Net Payment" in lieu of issuing one share of Original Common Stock upon exercise, as described below under "-- Exercise Price; Net Payment Option."

   Exercise Period

     Each Warrant will be exercisable at any time between the date of issuance and the fifth anniversary of the date of issuance.

   Exercise Price; Net Payment Option

     Each Warrant may be exercised for one share of Original Common Stock at an exercise price of $25.00 per share. However, Lyondell will have the right, in its sole discretion, to instead make a "Net Payment" by electing to pay the excess, if any, between the stock price per share of Original Common Stock on the date of exercise and the exercise price. The Net Payment may be in the form of (1) cash, (2) shares of Original Common Stock, (3) subject to specified limitations, Series B Common Stock or (4) a combination of (1), (2) and (3), at Lyondell's option. If Lyondell elects to make all or a portion of a Net Payment in the form of shares of Original Common Stock or Series B Common Stock, each share shall be valued by the average of the high and low per-share sale prices of Lyondell common stock, as reported on the New York Stock Exchange, on the date a Warrant is exercised.

   Adjustments to Exercise Price and Number of Warrants

     The number of Warrants and the exercise price may be adjusted on December 31, 2002 based upon the average of the high and low per share sale prices of Lyondell common stock, as reported on the New York Stock Exchange, for the 15 business-day period ending December 31, 2002. If the 15-day average price on December 31, 2002 is $11.00 or above, the Warrant will not be adjusted. If the 15-day average price on that day is between $7.00 and $11.00: (1) the number of Warrants will be determined by adding to five million the number computed by multiplying (a) $11.00 minus the 15-day average stock price, by (b) 250,000; and
(2) the exercise price will be determined by subtracting from $25.00 the number computed by multiplying (x) $11.00 minus the 15-day average stock price, by (y) $.675. If the 15-day average price on that day is $7.00 or below: (1) the number of Warrants will be increased to six million; and (2) the exercise price will be reduced to $22.30. The number of Warrants and the exercise price will also be adjusted for any stock splits, dividends and combinations that occur during the five-year exercise period.

     Upon a consolidation or merger (other than a consolidation or merger in which Lyondell is the surviving entity or continuing entity and that does not result in any change in the Original Common Stock), or sale of substantially all assets of Lyondell, each Warrant will be exercisable for the number of shares of stock, other Lyondell securities or property, or successor entity's securities or property, as the case may be, that the holder of the Warrant would have received had the holder exercised the Warrant immediately before the merger, consolidation or sale of substantially all assets. In addition, Lyondell may not effect a consolidation, merger or sale of substantially all assets unless Lyondell's successor following any of those events agrees in writing to fulfill Lyondell's obligations under the Warrants.

   Restrictions on Transfer of the Warrants and Shares Received Upon Exercise of the Warrants

     Transfer of the Warrants and shares of Original Common Stock or Series B Common Stock received upon exercise of a Warrant will be restricted by the Stockholders Agreement as described below under "--Restrictions on Transfer of Securities."

Effects of Issuance of Additional Common Stock

     The issuance of additional common stock will dilute the voting power of the currently outstanding shares of Lyondell common stock. In addition, the issuance of the Series B Common Stock may dilute Lyondell's earnings per share and lower the trading price of the outstanding Lyondell common stock. The likelihood or magnitude of these effects is difficult to predict since they are dependent in part on circumstances beyond Lyondell's control.

Description of Stockholders Agreement

     In connection with the Securities Purchase Agreement, Lyondell will enter into the Stockholders Agreement with OCHC and Occidental that sets forth, among other things:

     (1) restrictions on the conversion of Series B Common Stock into Original Common Stock, as more fully described below under "--Restrictions on Conversion of Shares of Series B Common Stock into Shares of Original Common Stock;"

     (2) restrictions on transfer of the Warrants and the shares of Original Common Stock and Series B Common Stock issued in connection with the Securities Purchase Agreement, as more fully described below under "-- Restrictions on Transfer of Securities;"

     (3) standstill provisions restricting Occidental's ability to engage or participate in specified change of control activities, as more fully described below under "--Standstill Agreement;"

     (4) Lyondell's obligation to appoint two executive officers of Occidental, Dr. Ray R. Irani and Stephen I. Chazen, to Lyondell's Board of Directors, as more fully described below under "--Governance Matters --Appointments to Lyondell's Board of Directors;" and

     (5) Occidental's agreement to vote for the nominees to Lyondell's Board of Directors that are proposed by the Board of Directors, as more fully described below under "--Governance Matters--Voting Agreement."

     A copy of the form of Stockholders Agreement has been filed with the
SEC as an exhibit to Lyondell's Current Report on Form 8-K dated ,         2002.

     Occidental's obligations to Lyondell under the Stockholders Agreement, and Lyondell's obligations to Occidental and its wholly owned affiliates under the Stockholders Agreement, will terminate when Occidental beneficially owns in the aggregate, directly or indirectly, a number of shares of Original Common Stock or Series B Common Stock that is less than 50% of the initial number of shares of Series B Common Stock issued to OCHC at the closing of the Securities Purchase Agreement. The obligations to Lyondell of each shareholder who will be required to become a party to the Stockholders Agreement and who is not an Occidental affiliate, and Lyondell's obligations to each of those shareholders under the Stockholders Agreement, will terminate when that shareholder beneficially owns in the aggregate, directly or indirectly, less than five million shares of Original Common Stock.

Restrictions on Conversion of Shares of Series B Common Stock into Shares of Original Common Stock

     Notwithstanding the conversion provisions set forth in Article IV of the proposed Amended and Restated Certificate of Incorporation, the Stockholders Agreement will prohibit Occidental, OCHC and each wholly owned affiliate of Occidental who is a holder of Series B Common Stock from converting shares of Series B Common Stock into shares of fully-paid and nonassessable Original Common Stock, until a date that is:

     .   after the third anniversary of the first issuance of Series B Common
         Stock;

     . after the second anniversary of the first issuance of Series B Common Stock, if Lyondell will not be restricted by its debt agreements from paying cash dividends on the converted shares without a dividend reduction on its then existing shares of Original Common Stock; or

     . following the acquisition of a majority of the outstanding shares of voting stock of Lyondell by any person in a transaction not approved by Lyondell's Board of Directors.

Series B Common Stock may be converted on an earlier date with the prior written consent of Lyondell's Board of Directors. Lyondell's right to convert any or all shares of Series B Common Stock into shares of Original Common Stock at any time in its sole discretion will not be restricted by the Stockholders Agreement.

Restrictions on Transfer of Securities

     The Stockholders Agreement will restrict the transfer of shares of Original Common Stock, Series B Common Stock and Warrants issued in connection with the transactions contemplated by the Securities Purchase Agreement.

     Under the Stockholders Agreement, Warrants and shares of Series B Common Stock received (1) at the closing of the Securities Purchase Agreement, (2) as satisfaction of Lyondell's obligation to make a contingent payment to OCHC, (3) upon exercise of a Warrant and (4) as a dividend, may be transferred only to a wholly owned affiliate of Occidental.

     Under the Stockholders Agreement, shares of Original Common Stock received
 (1) upon conversion of Series B Common Stock, (2) as satisfaction of Lyondell's obligation to make a contingent payment to OCHC, (3) upon exercise of a Warrant and (4) as a dividend, may be transferred only:

     .  to a wholly owned affiliate of Occidental;

     . through a registered public offering conducted in accordance with the terms and conditions of the Registration Rights Agreement;

     . pursuant to Rule 144 of the Securities Act of 1933, in an unsolicited "broker's transaction" (as defined in Rule 144) on a securities exchange in compliance with the volume limitations of the Securities Act, regardless of whether the volume limitations are applicable by law to the transferor; and

     . in connection with a sale of not more than 15 million shares in a single transaction or series of related transactions.

Any transferee that receives five million or more shares of Original Common Stock that is not a wholly owned affiliate of Occidental, and that transferee's ultimate parent entity, will be required to execute the Stockholders Agreement.

     Shares of Original Common Stock, Series B Common Stock and Warrants issued in connection with the Securities Purchase Agreement may be pledged to any bank, insurance company, investment bank or other financial institution that is regularly engaged in the business of making loans. Upon foreclosure, the lender will be obligated to execute the Stockholders Agreement.

Standstill Agreement

     The Stockholders Agreement will contain a provision prohibiting Occidental and each of its wholly owned affiliates, and any transferee of shares of Series B Common Stock, Original Common Stock or Warrants who is required to execute the Stockholders Agreement from engaging in activities that could potentially result in a change of control of Lyondell, including:

     .  acquiring additional Lyondell securities;

     .  initiating a proxy contest or change of control transaction;

     . seeking control of Lyondell's Board of Directors or Lyondell policies, alone or in concert with others; and

     . granting any proxy or other voting power to any person other than Lyondell or its designees.

     An exception to these restrictions will be granted to Occidental and each of its wholly owned affiliates so that these restrictions will be suspended following commencement of any exchange or tender offer for Lyondell common stock by a third party without Lyondell's consent. In addition, (1) any wholly owned affiliate of Occidental may purchase up to 320,000 shares of Original Common Stock in the open market in each calendar quarter (but only so long as after a purchase of additional shares, Occidental will beneficially own less than 40% of Lyondell's outstanding common stock) without being in violation of the standstill provisions and (2) the issuance of any shares of Series B Common Stock or Original Common Stock in connection with the transactions contemplated by the Securities Purchase Agreement or as a dividend will not be a violation of the standstill provisions.

Governance Matters

   Appointments to Lyondell's Board of Directors

     In the Stockholders Agreement, Lyondell will agree, effective at the closing of the Securities Purchase Agreement, to appoint Dr. Ray R. Irani, Chairman of the Board of Directors and Chief Executive Officer of Occidental, and Stephen I. Chazen, Chief Financial Officer and Executive Vice President--Corporate Development of Occidental, to Lyondell's Board of Directors. If Occidental beneficially owns, directly or indirectly, fewer than the initial number of shares of Series B Common Stock issued to OCHC at the closing of the Securities Purchase Agreement but at least 50% of the initial number of shares, then only one of such individuals, to be selected by Lyondell, will be entitled to a seat on Lyondell's Board of Directors. If Occidental beneficially owns, directly or indirectly, fewer than 50% of the number of shares issued to OCHC at the closing of the Securities Purchase Agreement, then neither of such individuals will be entitled to a seat on Lyondell's Board of Directors. Occidental will not have the right to (1) substitute any other individuals for Dr. Irani or Mr. Chazen on Lyondell's Board of Directors or (2) require that any other individual be appointed to Lyondell's Board of Directors. Subject to the limitations described above, Lyondell's Board of Directors will include Dr. Irani and Mr. Chazen, as appropriate, in any slate of directors presented to the shareholders of Lyondell for election for so long as they are able and qualified to serve.

     Dr. Ray R. Irani has served since 1990 as Chairman and Chief Executive Officer of Occidental, one of the world's largest independent oil and gas exploration and production companies and a leading marketer and manufacturer of basic and niche performance chemicals. Dr. Irani served as President of Occidental from 1984 until 1996 and as Chief Operating Officer from 1984 to 1990. He was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd. (now Nexen Inc.) from 1987 to 1999, and was honorary Chairman of the Board from 1999 to 2000. Prior to joining Occidental, Dr. Irani served as President and Chief Operating Officer of Olin Corporation. Dr. Irani is also a director of Cedars Bank, Health Net and KB Home. On the date of this Proxy Statement, Dr. Irani was 67 years old.

     Stephen I. Chazen is Executive Vice President of Corporate Development and Chief Financial Officer for Occidental, one of the world's largest independent oil and gas exploration and production companies and a leading marketer and manufacturer of basic and niche performance chemicals. Mr. Chazen joined Occidental as Executive Vice President--Corporate Development in 1994 and the additional responsibilities of Chief Financial Officer were added in 1999. Prior to Occidental, Mr. Chazen held numerous positions from 1982 until 1994 in the investment banking division of Merrill Lynch where he was a Managing Director. Mr. Chazen is a director of Premcor, Inc. On the date of this Proxy Statement, Mr. Chazen was 55 years old.

   Voting Agreement

     In the Stockholders Agreement, Occidental will agree to cause each share of Lyondell securities it beneficially owns, directly or indirectly, that are entitled to vote on any matter to be "present" for the taking of any Lyondell shareholder action and voted "for" the nominees to Lyondell's Board of Directors that are proposed by the directors sitting on Lyondell's Board of Directors at the time of nomination.

Registration Rights

     As a condition of the sale of the Securities to OCHC, Lyondell will enter into the Registration Rights Agreement at the closing of the Securities Purchase Agreement to provide for registration rights with respect to shares of Original Common Stock issued to OCHC (1) as a dividend, (2) upon conversion of Series B Common

Stock, (3) upon exercise of a Warrant or (4) in satisfaction of Lyondell's obligation to make a contingent payment to OCHC. Neither Series B Common Stock nor the Warrants will have registration rights. A copy of the form of Registration Rights Agreement has been filed with the SEC as an exhibit to
Lyondell's Current Report on Form 8-K dated   , 2002.

     Lyondell will bear all costs, fees and expenses of each registration, except underwriting discounts and commissions, fees of counsel, experts and/or advisors retained by a holder, underwriter, underwriter's counsel and out-of-pocket roadshow expenses.

   Demand Registration Rights

     Holders of Original Common Stock with registration rights will have the right to demand registration of their shares in an underwritten offering once in any 12-month period if the offering is for at least 8 million shares and has an estimated public offering price of $100 million. Holders will have the right to demand registration in an offering that is not underwritten up to three times in any 12-month period if the offering is for at least three million shares. Lyondell will have the right to delay registration under specified circumstances.

   Piggy-Back Registration Rights

     Lyondell will be required to notify holders of Original Common Stock with registration rights if it plans to conduct an underwritten public offering of shares of Original Common Stock solely for cash and include a holder's shares in the registered offering if the holder so requests. However, Lyondell may reduce the number of qualified shares of Original Common Stock so registered on the recommendation of the lead managing underwriter, and Lyondell may also in its sole discretion withdraw any registration statement and abandon any proposed offering.

   Transfer of Registration Rights

     Registration rights may be transferred together with shares of Original Common Stock if the transfer of the shares is permitted by the Stockholders Agreement and (1) the transfer is to a wholly owned affiliate of Occidental or
(2) the transfer is for a minimum of five million shares.


Delaware Section 203

     Lyondell is a Delaware corporation and is subject to Section 203 of the General Corporation Law of Delaware. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of Lyondell's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with Lyondell for three years after the time that person becomes an interested stockholder. The limitations of Section 203 do not apply to an interested stockholder if Lyondell's Board of Directors approves in advance the transaction that will result in the creation of an interested stockholder.

     Upon the closing of the sale of the Securities to OCHC, OCHC will be an interested stockholder for purposes of Section 203 of the General Corporation Law of Delaware. However, because Lyondell's Board of Directors approved the sale of the Securities to OCHC before executing the Securities Purchase Agreement and the issuance of the Securities to OCHC, OCHC will not be restricted from engaging in a "business combination" with Lyondell by Section 203.

Closing Conditions under the Securities Purchase Agreement

     The Securities Purchase Agreement contains several conditions to closing, including (1) approval by Lyondell's shareholders of the Amended and Restated Certificate of Incorporation of Lyondell and the issuance of the Securities to OCHC, (2) expiration or termination of the HSR waiting period for the transaction, (3) the absence of any material injunction or legal proceeding and
(4) the absence of any material adverse change in the business or financial condition of Lyondell between the date Lyondell executed the Securities Purchase Agreement and the closing date.

Use of Proceeds from Sale of Securities

     The Securities Purchase Agreement provides that Lyondell will use the net proceeds received from the sale of the Securities to OCHC to finance Lyondell's purchase of the Oxy Equistar Interest on the terms set forth in the Occidental Partner Sub Purchase Agreement. Equistar is a joint venture currently owned by wholly owned subsidiaries of Lyondell (41%), Occidental (29.5%) and Millennium (29.5%) that operates petrochemicals and polymers businesses. Lyondell is the operator of Equistar and Lyondell's Chief Executive Officer, Dan F. Smith, is also the Chief Executive Officer of Equistar. After the purchase of the Oxy Equistar Interest, Lyondell will own 70.5% of Equistar. A copy of the Occidental Partner Sub Purchase Agreement has been filed with the SEC as an exhibit to
Lyondell's Current Report on Form 8-K dated   , 2002. The Occidental Partner Sub
Purchase Agreement is described below under "--Description of Occidental Partner Sub Purchase Agreement."

Description of Occidental Partner Sub Purchase Agreement

   Oxy Equistar Interest

     Occidental indirectly holds, in the aggregate, a 29.5% partnership interest in Equistar. Three indirect wholly owned subsidiaries of Occidental hold the Oxy Equistar Interest. These subsidiaries are Occidental Petrochem Partner 1, Inc., referred to as "Occidental LP1," Occidental Petrochem Partner 2, Inc., referred to as "Occidental LP2," and Occidental Petrochem Partner GP, Inc., referred to as "Occidental GP." Occidental Chemical Corporation owns all of the outstanding capital stock of Occidental LP1. Oxy CH Corporation owns all of the outstanding capital stock of Occidental LP2 and Occidental GP. Occidental Chemical Corporation and Oxy CH Corporation are also subsidiaries of Occidental.

   Purchase Price

     Lyondell will pay an aggregate amount of $440.02 million to Oxy CH Corporation and Occidental Chemical Corporation for all of the outstanding capital stock of Occidental LP1, Occidental LP2 and Occidental GP.

   Indemnification for Potential Loss of Partnership Units

     A copy of the Amended and Restated Limited Partnership Agreement of Equistar, dated August 24, 2001, has been filed with the SEC as an exhibit to Lyondell's Annual Report on Form 10-K.

     Occidental LP1 holds 6,623 of the aggregate of 29,500 Equistar partnership units that are held by the Occidental subsidiaries that Lyondell is purchasing.
Section 14 of the Equistar Partnership Agreement provides that, upon termination of a specified petrochemical-plant lease from Occidental to Equistar, Occidental LP1 could lose its 6,623 partnership units and no longer be an owner of Equistar. If that occurs, the Occidental Partner Sub Purchase Agreement and the Securities Purchase Agreement provide that Occidental will (1) allow Lyondell or Equistar to acquire, operate or receive the benefit of operating the previously leased petrochemical plant, (2) pay Lyondell $75 million in cash or (3) if the value is greater than $75 million, transfer or pay to Lyondell 5.4 million shares of Lyondell common stock or the sale proceeds from 5.4 million shares of Lyondell common stock or a combination of both.

   Closing Conditions

     The Occidental Partner Sub Purchase Agreement contains several conditions to closing, including (1) the closing of the Securities Purchase Agreement and Lyondell's receipt of the purchase price thereunder from OCHC, (2) expiration or termination of the waiting period for closing the transaction required under the HSR

Act, (3) the absence of any material injunction or legal proceeding and (4) the absence of any material adverse change in the business or financial condition of Equistar, Occidental LP1, Occidental LP2 or Occidental GP.


Regulatory Filings Required

     The transaction comprising the acquisition of Securities by OCHC and the purchase of the Oxy Equistar Interest is subject to the filing by Occidental and Lyondell of a notification and report to the Federal Trade Commission and the U.S. Department of Justice, Antitrust Division, under the HSR Act. Pursuant to HSR rules and regulations, the acquisition cannot close until termination or expiration of a waiting period. Termination or expiration of the HSR waiting period without the imposition of any condition or restriction is a condition to the closing of the Securities Purchase Agreement and the Occidental Partner Sub Purchase Agreement.

Requirement for Shareholder Approval

  Issuance of Securities

     Lyondell's listing agreement with the New York Stock Exchange requires shareholder approval for the issuance of Lyondell common stock that represents in the aggregate more than 20% of the issued and outstanding shares of Lyondell common stock. In addition, the listing agreement requires shareholder approval for the issuance of securities to a "substantial stockholder" of Lyondell. As of May 15, 2002, 117,564,920 shares of Lyondell common stock were issued and outstanding. At the closing of the Securities Purchase Agreement, Lyondell will sell to OCHC securities representing more than 20% of the issued and outstanding shares of Lyondell common stock on a fully diluted basis, and OCHC will become a substantial stockholder of Lyondell. In addition to the Securities issued to OCHC at the closing of the Securities Purchase Agreement, Lyondell may issue additional shares of Original Common Stock or Series B Common Stock to OCHC or to other wholly owned affiliates of Occidental:

     . to satisfy Lyondell's obligation to make a contingent payment having a value up to $35 million to OCHC as described above under "--Potential Issuance of Additional Shares as a Contingent Payment;"

     .   upon conversion of Series B Common Stock into Original Common Stock;

     .   upon exercise of a Warrant; and

     .   as a stock dividend or upon a stock split.

     Approval of the issuance and sale of the Securities also constitutes approval of the issuance of additional securities in the future as contemplated by the terms of the Securities. After giving effect to the sale of 30 to 34 million shares of Series B Common Stock at the closing of the Securities Purchase Agreement, assuming no exercise of the Warrants, OCHC will beneficially own approximately 20.3% to 22.4% of Lyondell's issued and outstanding common stock. After giving effect to the exercise of the Warrants, assuming each Warrant is exercised for one share of Original Common Stock for a total issuance of five million shares of Original Common Stock, OCHC would beneficially own approximately 22.9% to 24.9% of Lyondell's issued and outstanding shares of common stock. In connection with the sale of the Securities to OCHC, Lyondell's Board of Directors adopted resolutions exempting OCHC and its affiliates from the definition of "Acquiring Person" under the Rights Agreement dated December 8, 1995, as it may be supplemented or amended from time to time, between Lyondell and The Bank of New York, as Rights Agent. These resolutions authorize OCHC and its affiliates to acquire, without triggering operation of the Rights Agreement, beneficial ownership of additional securities as contemplated by the Securities Purchase Agreement and its related agreements so long as their beneficial ownership in the aggregate, directly or indirectly, does not exceed 40% of the issued and outstanding common stock of Lyondell.

  Purchase of the Oxy Equistar Interest

     Although Lyondell needs to issue the Securities to OCHC in order to have sufficient funds to purchase the Oxy Equistar Interest, Lyondell is not seeking shareholder approval for the purchase of the Oxy Equistar Interest because shareholder approval of this purchase is not required under Delaware law, Lyondell's Certificate of Incorporation or Lyondell's listing agreement with the New York Stock Exchange.


Required Vote and Board of Directors' Recommendation

     Approval of the sale of the Securities to OCHC will require the vote of the holders of a majority of the outstanding shares of Lyondell common stock entitled to vote on this matter. Abstentions will have the same effect as a vote against the proposal to approve the sale of the Securities to OCHC. Broker non-votes will not affect the outcome of this proposal.


     Lyondell's Board of Directors unanimously recommends a vote FOR approval of the proposed sale of the Securities to OCHC. Properly dated and signed proxies, and proxies properly submitted over the Internet or by telephone, will be so voted unless shareholders specify otherwise.

                            SELECTED FINANCIAL DATA

Selected Historical Financial Data of Lyondell

     The selected historical financial data set forth below for the five years ended December 31, 2001 are from the audited financial statements of Lyondell. The selected financial data for the three-month periods ended March 31, 2002 and 2001 are from the unaudited financial statements of Lyondell.

                                                     For the three
                                                     months ended
                                                       March 31,           For the year ended December 31,
                                                     --------------  -------------------------------------------
                                                      2002    2001    2001    2000    1999    1998(a)   1997(b)
                                                     ------  ------  ------  ------  ------  --------- ---------
Millions of dollars, except per-share data
-----------------------------------------
Results of Operations Data:
   Sales and other operating revenues (c)........... $  674  $  849  $3,193  $4,003  $3,660    $1,433    $2,878
   Income (loss) from equity investments--Equistar..    (45)    (22)    (77)    101      52       119         6
   Income from equity investments--other............     24      24     117      98      24       116       102
   Net income (loss) (d)(e).........................    (55)    (34)   (150)    437    (115)       52       286
   Basic earnings (loss) per share (d)(e)...........   (.47)   (.29)  (1.28)   3.72   (1.10)      .67      3.58
   Diluted earnings (loss) per share (d)(e).........   (.47)   (.29)  (1.28)   3.71   (1.10)      .67      3.58
   Dividends per share..............................   .225    .225     .90     .90     .90       .90       .90
Balance Sheet Data:
   Total assets.....................................  6,375   6,913   6,703   7,047   9,498     9,156     1,559
   Long-term debt...................................  3,833   3,841   3,846   3,844   6,046     5,391       345

-----------
(a) The financial information for 1998 included five months of operating results for ARCO Chemical Company, acquired as of July 28, 1998 and accounted for using the purchase method of accounting. It also included twelve months of Equistar, LCR and Lyondell Methanol Company, L.P., referred to as "LMC"; each accounted for as an equity investment.
(b) The financial information for 1997 included twelve months of consolidated operating results of Lyondell and LMC, and Lyondell's equity income from LCR for twelve months and from Equistar for one month.
(c) Amortization of intangible assets for all periods has been reclassified to conform to the March 31, 2002 presentation.
(d) The net loss for 2001, net income for 2000 and the net loss for 1999 included extraordinary losses on early extinguishment of debt, net of income taxes, of $5 million, $33 million and $35 million, or $.04, $.28 and $.33 per basic and diluted share, respectively. In addition, net income for 2000 included an after-tax gain on asset sales of $400 million, or $3.40 per share.
(e) As a result of implementing Statement of Financial Accounting Standards, referred to as "SFAS," No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002, pre-tax earnings in 2002 and subsequent years will be favorably affected by $30 million annually because of the elimination of goodwill amortization. The following table adjusts Lyondell's reported net income (loss) for all periods presented for the effects of goodwill amortization expense.

                                                      For the
                                                     three months
                                                     ended March
                                                         31,               For the year ended December 31,
                                                     -------------   -------------------------------------------
                                                      2002    2001    2001    2000    1999    1998(a)   1997(b)
                                                     ------  ------  ------  ------  ------  --------- ---------
Millions of dollars
-------------------
Reported net income (loss).........................  $  (55)  $ (34) $ (150) $  437  $ (115)   $  52    $  286
Add back: goodwill amortization, net of tax........      --       5      22      23      27       11        --
                                                     ------   -----  ------  ------  ------    -----    ------
Adjusted net income (loss).........................  $  (55)  $ (29) $ (128) $  460  $  (88)   $  63    $  286
                                                     ======   =====  ======  ======  ======    =====    ======
Diluted earnings per share
Reported net income (loss).........................  $ (.47)  $(.29) $(1.28) $ 3.71  $(1.10)   $ .67    $ 3.58
Add back: goodwill amortization, net of tax........      --     .04     .19     .20     .26      .14        --
                                                     ------   -----  ------  ------  ------    -----    ------
Adjusted net income (loss).........................  $ (.47)  $(.25) $(1.09) $ 3.91  $ (.84)   $ .81    $ 3.58
                                                     ======   =====  ======  ======  ======    =====    ======

Selected Historical Financial Data of Equistar

     The selected historical financial data set forth below for the period from December 1, 1997 (inception) to December 31, 2001 are from the audited financial statements of Equistar. The selected financial data for the three-month periods ended March 31, 2002 and 2001 are from the unaudited financial statements of Equistar. As a partnership, Equistar is not subject to federal income taxes and does not have registered equity securities.

                                                                                                    For the
                                                                                                  period from
                                                                                                  December 1,
                                           For the three                                             1997
                                           months ended                                          (inception) to
                                             March 31,        For the year ended December 31,     December 31,
                                          ---------------   -----------------------------------
                                           2002     2001     2001    2000     1999     1998(a)        1997
                                          ------   ------   ------  ------   ------   ---------  --------------
Millions of dollars
-------------------
Results of Operations Data:
   Sales and other operating
     revenues...........................  $ 1,136  $ 1,773  $5,909  $  7,495 $ 5,594  $ 4,524    $  365
   Net income (loss) (b)................   (1,179)     (77)   (283)      153      32      143         7
Balance Sheet Data:
   Total assets.........................    5,048    6,585   6,308     6,582   6,736    6,665     4,600
   Obligations under capital leases.....       --       --      --        --      --      205        --
   Long-term debt.......................    2,282    2,224   2,233     2,158   2,169    1,865     1,512

------------
(a) The financial information for 1998 includes the operating results of the businesses contributed by Occidental prospectively from May 15, 1998, the date of contribution. The business contributed by Occidental was accounted for using the purchase method of accounting.

(b) The net loss of $1,179 million for the three months ended March 31, 2002 includes a $1,053 million, charge for the write off of goodwill upon adoption of SFAS No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

(c) As a result of implementing SFAS No. 142, earnings in 2002 and subsequent years will be favorably affected by $33 million annually because of the elimination of goodwill amortization. The following table adjusts Equistar's reported net income (loss) before cumulative effect of accounting change and reported net income (loss) for all periods presented for the effects of goodwill amortization expense.

                                                                                                           For the
                                                                                                         period from
                                                                                                         December 1,
                                                  For the three                                             1997
                                                  months ended                                          (inception) to
                                                    March 31,        For the year ended December 31,     December 31,
                                                 ---------------   -----------------------------------
                                                  2002     2001     2001    2000     1999     1998(a)        1997
                                                 ------   ------   ------  ------   ------   ---------  --------------
Millions of dollars
-------------------
Reported net income (loss) before
   cumulative effect of accounting
   change.....................................   $  (126) $  (77)  $ (283) $ 153    $ 32       $  143       $  7
Add back: goodwill amortization...............        --       8       33     33      33           31          3
                                                 -------  ------   ------  -----    ----       ------       ----
Adjusted net income (loss) before
   cumulative effect of accounting
   change.....................................   $  (126) $  (69)  $ (250) $ 186    $ 65       $  174       $ 10
                                                 =======  ======   ======  =====    ====       ======       ====

Reported net income (loss)....................   $(1,179) $  (77)  $ (283) $ 153    $ 32       $  143       $  7
Add back: goodwill amortization...............        --       8       33     33      33           31          3
                                                 -------  ------   ------  -----    ----       ------       ----
Adjusted net income (loss)....................   $(1,179) $  (69)  $ (250) $ 186    $ 65       $  174       $ 10
                                                 =======  ======   ======  =====    ====       ======       ====

                UNAUDITED PRO FORMA FINANCIAL DATA OF LYONDELL

     The unaudited pro forma financial statements below give effect to: (1) the proposed sale of the Securities to OCHC under the Securities Purchase Agreement and (2) the proposed purchase of the Oxy Equistar Interest under the Occidental Partner Sub Purchase Agreement, as if both transactions had been completed as of March 31, 2002 for purposes of the pro forma balance sheet and January 1, 2001 for purposes of the pro forma income statements. These unaudited pro forma financial statements do not necessarily reflect the results of operations or financial position of Lyondell that would have resulted had such transactions actually been consummated as of such dates. Also, they are not necessarily indicative of the future results of operations or the future financial position of Lyondell.

     The unaudited pro forma financial statements have been prepared based on the estimated fair value of the securities to be issued as of March 31, 2002. As described under "Proposal to Approve the Sale of Securities to OCHC," the proposed transactions have specified values of approximately $440 million. The difference in indicated value primarily relates to changes in Lyondell's stock price during the period subsequent to January 23, 2002, the date Lyondell confirmed its interest in purchasing the Oxy Equistar Interest.

     The unaudited pro forma financial statements should be read together with the financial statements and notes of Lyondell, which are incorporated by reference to Lyondell's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.

                 Unaudited Pro Forma Balance Sheet of Lyondell
                             As of March 31, 2002

                                                                     Historical      Adjustments      Pro Forma
                                                                     ----------      -----------      ---------
                                                                    (Dollars in millions, except per-share data)
                               ASSETS
Cash and cash equivalents...........................................   $    228                       $    228
Accounts receivable, net............................................        320                            320
Inventories.........................................................        303                            303
Prepaid expenses and other current assets...........................         45                             45
Deferred tax assets.................................................         61                             61
                                                                       --------                       --------
   Total current assets.............................................        957                            957
Property, plant and equipment, net..................................      2,265                          2,265
Investment in Equistar Chemicals, LP................................        477       $   889(a)         1,366
Other investments and long-term receivables.........................      1,123                          1,123
Goodwill, net.......................................................      1,100                          1,100
Other assets, net...................................................        453                            453
                                                                       --------       -------         --------
   Total assets.....................................................   $  6,375       $   889         $  7,264
                                                                       ========       =======         ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable....................................................   $    275                       $    275
Current maturities of long-term debt................................          7                              7
Accrued liabilities.................................................        282                            282
                                                                       --------                       --------
Total current liabilities...........................................        564                            564
Long-term debt......................................................      3,833                          3,833
Other liabilities...................................................        589                            589
Deferred income taxes...............................................        580       $   373(a)           953
Minority interest...................................................        155                            155
Stockholders' equity:
   Common stock.....................................................        120                            120
   Common stock, B Series...........................................         --            30(b)            30
   Additional paid-in capital.......................................        854           475(b)         1,340
                                                                                            8(c)
                                                                                            3(d)
   Retained earnings................................................        166                            166
   Accumulated other comprehensive loss.............................       (411)                          (411)
   Treasury stock, at cost..........................................        (75)                           (75)
                                                                       --------       -------         --------
        Total stockholders' equity..................................        654           516            1,170
                                                                       --------       -------         --------
Total liabilities and stockholders' equity..........................   $  6,375       $   889         $  7,264
                                                                       ========       =======         ========
Book value per share................................................   $   5.56                       $   7.91
                                                                       ========                       ========

      See notes to Unaudited Pro Forma Financial Statements of Lyondell.

               Unaudited Pro Forma Income Statement of Lyondell

                   For the Three Months Ended March 31, 2002

                                                                Historic    Adjustments    Pro Forma
                                                                --------    -----------    ---------
                                                              (Dollars in millions, except per-share data)
Sales and other operating revenues...........................   $    674                        $      674
Operating costs and expenses:
     Cost of sales...........................................        589                               589
     Selling, general and administrative expenses............         40                                40
     Research and development expense........................          7                                 7
                                                                --------                        ----------
                                                                     636                               636
                                                                --------                        ----------
     Operating income........................................         38                                38
Interest expense.............................................        (93)                              (93)
Interest income..............................................          2                                 2
Other income, net............................................          1                                 1
                                                                --------                        ----------
     Loss before equity investments and income taxes.........        (52)                              (52)
Income (loss) from equity investments:
     Equistar Chemicals, LP..................................        (45)       $    (37)(e)           (86)
                                                                                      (4)(f)
     Other...................................................         24                                24
                                                                --------                        ----------
                                                                     (21)            (41)              (62)
                                                                --------        --------        ----------
     Loss before income taxes................................        (73)            (41)             (114)
Benefit from income taxes....................................        (18)            (14)(g)           (32)
                                                                --------        --------        ----------
Net loss.....................................................   $    (55)       $    (27)       $      (82)
                                                                ========        ========        ==========
Basic and diluted earnings per common share..................   $   (.47)                       $     (.55)(i)
                                                                ========                        ==========
Cash dividends per share.....................................   $   .225                        $     .225
                                                                ========                        ==========
Basic and diluted weighted average shares outstanding (in
   thousands)................................................    117,565                           149,723 (h)
                                                                ========                        ==========

      See notes to Unaudited Pro Forma Financial Statements of Lyondell.

               Unaudited Pro Forma Income Statement of Lyondell

                     For the Year Ended December 31, 2001

                                                                                Historical(j)    Adjustment     ProForma
                                                                                ------------     ----------     --------
                                                                              (Dollars in millions, except per-share data)
Sales and other operating revenues...........................................         $    3,193                   $  3,193
Operating costs and expenses:
     Cost of sales...........................................................              2,799                      2,799
     Selling, general and administrative expenses............................                157                        157
     Research and development expense........................................                 32                         32
     Amortization of goodwill................................................                 30                         30
     Unusual charges.........................................................                 63                         63
                                                                                      ----------                   --------
                                                                                           3,081                      3,081
                                                                                      ----------                   --------
Operating income.............................................................                112                        112
Interest expense.............................................................               (386)                      (386)
Interest income..............................................................                 17                         17
Other expense, net...........................................................                 (4)                        (4)
                                                                                      ----------                   --------
     Loss before equity investments, income taxes and extraordinary
        item.................................................................               (261)                      (261)
                                                                                      ----------                   --------
Income (loss) from equity investments:
     Equistar Chemicals, LP..................................................                (77)    $  (74)(e)        (169)
                                                                                                        (18)(f)
     Other...................................................................                117                        117
                                                                                      ----------     ------        --------
                                                                                              40        (92)            (52)
                                                                                      ----------     ------        --------
     Loss before income taxes and extraordinary item.........................               (221)       (92)           (313)
Benefit from income taxes....................................................                (76)       (32)(g)        (108)
                                                                                      ----------     ------        --------
Loss before extraordinary item...............................................         $     (145)    $  (60)       $   (205)(k)
                                                                                      ==========     ======        ========
Basic and diluted loss before extraordinary item per common share............         $    (1.24)                  $  (1.38)(i)(k)
                                                                                      ==========                   ========
Cash dividends per share..............................................                $      .90                   $    .90
                                                                                      ==========                   ========
Basic and diluted weighted average shares outstanding (in
   thousands).........................................................                   117,563                    148,664 (h)
                                                                                      ==========                   ========

      See notes to Unaudited Pro Forma Financial Statements of Lyondell.

         Notes to Unaudited Pro Forma Financial Statements of Lyondell


(a) To reflect the acquisition, under the Occidental Partner Sub Purchase Agreement, of an additional 29.5% interest in Equistar, including the recognition of $373 million of deferred tax liabilities. After this acquisition, Lyondell will hold 70.5% of the Equistar partnership interests. Lyondell expects to continue to account for its investment in Equistar using the equity method of accounting, reflecting the joint governance of Equistar.


(b) To reflect the issuance and sale under the Securities Purchase Agreement of
    30.4 million shares of Series B Common Stock, $1.00 par value, assuming an average of the high and low per-share stock prices for Original Common Stock for the 20-day period ending two business days before March 31, 2002, of $16.70. The pro forma number of shares of Series B Common Stock issued is based on the following:

     20-Day Average Lyondell
           common stock
         price at closing          Number of shares of Series B common stock
         ----------------          -----------------------------------------
$17.10 or above                    30 million

Between $ 15.10 and $17.10         Between 30 million and 32 million, determined
                                   by by subtracting from 32 million the number of shares computed multiplying (a) the 20-day average price, minus $15.10, divided by $2.00, by(b) 2 million

Between $ 15.10 and $14.10         32 million

Between $ 14.10 and $13.10         Between 32 million and 34 million, determined
                                   by subtracting from 34 million the number of shares computed by multiplying (a) the 20-day average price, minus $13.10, by (b) 2 million

Less than $ 13.10                  34 million

     The pro forma issuance of the shares is valued at the March 31, 2002 closing price of $16.61 per share.

(c) To reflect the issuance and sale under the Securities Purchase Agreement of five million Warrants at an estimated fair value of $1.60 per Warrant. The fair value of the Warrants was estimated using the Black-Scholes option-pricing model. Each Warrant is exercisable for one share of Original Common Stock at $25 per share. Both the number of Warrants and the exercise price are subject to adjustment depending on the 15-day average price for Lyondell's stock. If the 15-day average price on December 31, 2002 is $11.00 or above, the Warrant will not be adjusted. If the 15-day average price on that day is between $7.00 and $11.00: (1) the number of Warrants will be determined by adding to five million the number computed by multiplying (a) $11.00 minus the 15-day average stock price, by (b) 250,000 and (2) the exercise price will be determined by subtracting from $25.00 the number computed by multiplying (x) $11.00 minus the 15-day average stock price, by (y) $.675. If the 15-day average price on that day is $7.00 or below: (1) the number of Warrants will be increased to six million and
     (2) the exercise price will be reduced to $22.30.

(d) To reflect the sale under the Securities Purchase Agreement of the right to receive a contingent payment having a value up to $35 million, payable in cash or shares of Original Common Stock or Series B Common Stock, as determined by Lyondell, that will be equivalent in value to 7.38% of Equistar's cash distributions for 2002 and 2003. The estimated fair value of $3 million of the right is based on estimates of future cash distributions from Equistar, adjusted for the risk attributable to the significant uncertainties associated with future events.

(e) To reflect the additional 29.5% interest in Equistar's net loss for the period.

(f) To reflect the change, resulting from the acquisition of an additional 29.5% interest in Equistar, in the accretion of the difference between Lyondell's investment in Equistar and its underlying equity in Equistar's net assets.

(g) To reflect the tax effect of the pro forma adjustments using the 35% U.S. federal statutory income tax rate.

(h) Series B Common Stock will pay dividends at the same rate as Original Common Stock, which, in all historical periods presented, was at an annual rate of $.90 per share. However, dividends on shares of Series B Common Stock may be paid, at Lyondell's option, in cash, in Original Common Stock or in additional Series B Common Stock. The pro forma financial information reflects the assumption that the dividends will be paid in additional Series B Common Stock and, therefore, such dividends increase the pro forma weighted average shares outstanding by 701,000 shares and 1,758,000 shares for the periods ending December 31, 2001 and March 31, 2002, respectively. If, instead, the dividends on Series B Common Stock were paid in cash, the cumulative cash dividends on the pro forma Series B Common Stock outstanding over the 15-month period ending March 31, 2002 would have been $34 million.

(i) Basic and diluted earnings per common share are based on weighted average shares outstanding, including the pro forma issuance of 30.4 million shares of Series B Common Stock as described in (b) above and the pro forma issuance of additional Series B Common Stock in payment of dividends on the pro forma Series B Common Stock outstanding as described in (h) above. The pro forma effect of the Warrants is antidilutive in both periods presented.

(j) Amortization of intangible assets included in historical amounts for the year ended December 31, 2001 has been reclassified to conform to the March 31, 2002 presentation.

(k) Pre-tax earnings in 2002 and subsequent years will be favorably affected by $30 million annually because of the elimination of goodwill amortization upon adoption of SFAS No. 142, Goodwill and Other Intangibles. The following table presents Lyondell's reported net loss and earnings per share for the year ended December 31, 2001, as adjusted for goodwill amortization expense.

Millions of dollars                                            Historical  Pro  Forma
-------------------                                            ----------  ----------
Reported net loss before extraordinary item.................   $    (145)   $     (199)
Add back: goodwill amortization, net of tax.................          20            20
                                                               ---------    ----------
Adjusted net loss...........................................   $    (125)   $     (179)
                                                               ---------    ----------
Earnings per share
-------------------
Reported net loss before extraordinary item.................   $   (1.24)   $    (1.34)
Add back: goodwill amortization, net of tax.................         .17           .13
                                                               ---------    ----------
Adjusted net loss...........................................   $   (1.07)   $    (1.21)
                                                               ---------    ----------

                            PRINCIPAL SHAREHOLDERS

     The table below sets forth certain information as of May 15, 2002, regarding the beneficial ownership of common stock by persons known by Lyondell to beneficially own more than five percent of its outstanding shares of Lyondell common stock. Information in the table and footnotes is based on the most recent Statement on Schedule 13G or 13D or amendment thereto filed by each such person with the SEC, except as otherwise known to Lyondell.

                                                                                                 Percentage
                                                                               Number of          Of Shares
                                Name and Address                                 Shares          Outstanding
                                ----------------                               ----------        -----------
     FMR Corp. (a).........................................................    17,576,775           14.95%
        82 Devonshire Street
        Boston, Massachusetts 02109

     AXA Financial, Inc. (b)...............................................    16,977,737           14.44%
        1290 Avenue of the Americas
        New York, New York 10104

     Franklin Resources, Inc. (c)..........................................    11,383,900            9.68%
        One Franklin Parkway
        San Mateo, California 94403

     Barrow, Hanley, Mewhinney & Strauss, Inc. (d).........................     9,491,270            8.07%
        3232 McKinney Avenue, 15th Floor
        Dallas, Texas 75204-2429

-----------
(a) FMR Corp. is the parent holding company of subsidiaries: Fidelity Management & Research Company, referred to as "Fidelity," which is the beneficial owner of 14,968,975 shares of Lyondell common stock as a result of acting as investment adviser to various investment companies; and Fidelity Management Trust Company, referred to as "FMT," which is the beneficial owner of 2,352,200 shares of Lyondell common stock as a result of serving as investment manager of certain institutional accounts. Members of the Edward C. Johnson 3d family own stock of FMR representing approximately 49% of the voting power of FMR, and are parties to a voting agreement with other holders of FMR stock. Edward C. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the outstanding voting stock of FMR. Mr. Johnson is Chairman of FMR and Ms. Johnson is a director of FMR. Neither FMR nor Mr. Johnson has sole voting power with respect to the shares of Lyondell common stock owned by the Fidelity funds, which power resides with the funds' Board of Trustees. Each of FMR and Mr. Johnson has sole dispositive power with respect to 14,968,975 shares of Lyondell common stock owned by the Fidelity funds. Each of FMR and Mr. Johnson has sole dispositive power with respect to 2,352,200 shares of Lyondell common stock and sole voting power with respect to 2,347,400 shares of Lyondell common stock and no voting power with respect to 4,800 shares of Lyondell common stock owned by the FMT institutional accounts. Fidelity International Limited, referred to as "FIL," a former majority-owned subsidiary of Fidelity, has sole dispositive and voting power with respect to 255,600 shares of Lyondell common stock. A partnership controlled by the Johnson family owns shares of FIL voting stock representing approximately 39.89% of the voting power of FIL.
(b) AXA Financial, Inc. is the parent holding company of subsidiaries: Alliance Capital Management L.P., which has sole voting power over 7,238,873 shares of Lyondell common stock, shared voting power over 7,676,459 shares of Lyondell common stock and sole dispositive power over 16,889,737 shares of Lyondell common stock, all of which are held on behalf of clients in discretionary investment advisory accounts; and The Equitable Life Assurance Society of the United States, which has sole dispositive power over 88,000 shares of Lyondell common stock.
(c)  Franklin Resources, Inc., together with its principal shareholders, Charles
     B. Johnson and Rupert H. Johnson, Jr., may be deemed the beneficial owner of 11,383,900 shares of Lyondell common stock held in accounts advised by direct and indirect investment advisory subsidiaries of Franklin Resources and over which those subsidiaries have sole voting and dispositive power, including 11,338,800 shares of Lyondell common stock over which FRI's subsidiary Templeton Global Advisors Limited has sole voting and dispositive power and 45,100 shares of Lyondell common stock over which FRI's subsidiary Franklin Templeton Investment Management Limited has sole voting and dispositive power.
(d) Barrow, Hanley, Mewhinney & Strauss, Inc., referred to as "Barrow," is an investment adviser with sole voting power over 6,049,420 shares of Lyondell common stock, shared voting power over 3,441,850 shares of Lyondell common stock and sole dispositive power over 9,491,270 shares of Lyondell common stock held in accounts of certain of Barrow's clients.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The second column in the table below sets forth the number of shares of Lyondell common stock owned beneficially as of May 15, 2002 by each director or nominee, each of the named executive officers, and all directors and executive officers as a group. Unless otherwise noted, each individual has sole voting and investment power with respect to the shares of Lyondell common stock listed in the second column below as beneficially owned by the individual. The third column in the table below sets forth the number of Deferred Stock Units held as of May 15, 2002 by these individuals under the Lyondell Chemical Company Elective Deferral Plan for Non-Employee Directors. Although the Deferred Stock Units track the market value of Lyondell common stock, they are payable in cash and do not carry voting rights.

                                                                                    Shares of Common
                                                                                       Stock Owned        Deferred Stock
                                                                                   Beneficially as of    Units Held as of
                                     Name                                        May 15, 2002(a)(b)(c)   May 15, 2002(d)
                                     ----                                        ---------------------   ---------------
     Carol A. Anderson....................................................             12,362(e)             18,682
     Robert T. Blakely (f)................................................            486,827                    --
     William T. Butler....................................................             19,617                 6,359
     Edward J. Dineen.....................................................            161,075                    --
     Travis Engen.........................................................             19,332                32,376
     Morris Gelb..........................................................            260,706                    --
     Stephen F. Hinchliffe, Jr............................................             29,860(g)              4,946
     David J. Lesar.......................................................              8,473(h)             10,888
     Dudley C. Mecum II...................................................              9,291                 4,066
     Dan F. Smith.........................................................          1,236,630                    --
     William R. Spivey....................................................              6,367                 5,278
     All directors and executive officers as a group (17).................          2,731,011(i)             82,595

-----------
(a) Includes shares held by the trustees under the Lyondell 401(k) and Savings Plan for the accounts of participants as of May 15, 2002.
(b) The amounts shown in the second column of the table for the directors and executive officers include (1) restricted shares, (2) shares acquired under Lyondell's Dividend Reinvestment Plan and (3) shares that may be acquired within 60 days through the exercise of stock options. Those shares that may be acquired through the exercise of stock options include: 5,001 for each of Ms. Anderson, Dr. Butler, Mr. Engen, Mr. Hinchliffe, Mr. Lesar, Mr. Mecum and Dr. Spivey; 486,827 for Mr. Blakely; 122,287 for Mr. Dineen; 218,341 for Mr. Gelb; 1,058,924 for Mr. Smith; and 2,278,982 for all
     directors and executive officers as a group. Until stock options are exercised, these individuals have neither voting nor investment power over the underlying shares of Lyondell common stock, and only have the right to acquire beneficial ownership of the shares through exercise of their respective stock options. The amounts shown in the second column of the table do not include Deferred Stock Units.
(c) The number of outstanding shares listed represents less than 1% of Lyondell common stock outstanding as of May 15, 2002 except for the shares of Lyondell common stock beneficially owned by Dan F. Smith, which represent approximately 1.04%, and all directors and executive officers as a group, which represent approximately 2.28%, of Lyondell common stock outstanding as of that date.

(d) Directors do not have voting or investment power with respect to Deferred Stock Units, and only have the right to make elections with respect to their deferrals as provided under the Lyondell Chemical Company Elective Deferral Plan for Non-Employee Directors.
(e) Includes 100 shares held by a trust of which Ms. Anderson is an indirect beneficiary. (f) Mr. Blakely will retire effective as of June 30, 2002.
(g) Includes 1,000 shares held by a trust of which Mr. Hinchliffe is a trustee and 28,860 shares held by a trust of which Mr. Hinchliffe is a trustee and a beneficiary.
(h) Includes 2,000 shares held by a family limited partnership. The general partner of the family limited partnership is a corporation owned by Mr. Lesar and his spouse.
(i) Includes approximately 5,100 shares owned by family members of certain directors and executive officers and family limited partnerships and trusts.

                                OTHER BUSINESS

     The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment.

                              PROXY SOLICITATION

     The expense of soliciting proxies will be paid by Lyondell. Lyondell has
retained       to assist with the solicitation of proxies at an estimated fee
of $       plus expenses. Some of the executive officers and other employees of
Lyondell also may solicit proxies personally, by telephone, mail, facsimile or other means of communication, if deemed appropriate. Lyondell will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of Lyondell common stock.

    SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING AND DIRECTOR NOMINATIONS

     Shareholder proposals intended to be presented at the 2003 Annual Meeting must be received by Lyondell, at the address set forth on the first page of this Proxy Statement, no later than November 28, 2002, in order to be included in Lyondell's proxy materials and form of proxy relating to such meeting. Such proposals should be addressed to the Secretary of Lyondell. Shareholder proposals must otherwise be eligible for inclusion. The 2003 Annual Meeting is scheduled to take place in May 2003.

     Under the By-Laws of Lyondell, a shareholder wishing to nominate a candidate for election to the Board of Directors or bring business before the 2003 Annual Meeting in a form other than a shareholder proposal in accordance with the preceding paragraph is required to give written notice to the Secretary of Lyondell of his or her intention to make such a nomination or present such business. The notice of intent to make a nomination or present business at the 2003 Annual Meeting must be received by the Secretary of Lyondell, at the address set forth on the first page of this Proxy Statement, no later than 90 days in advance of such meeting. However, if the meeting was not publicly announced by a mailing to the shareholders, in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or a filing with the SEC more than 90 days prior to the meeting, the notice must be delivered to the Board of Directors not later than the close of business on the tenth day following the day on which the date of the meeting was first so publicly announced. The notice is required to contain certain information set forth in Lyondell's By-Laws about both the nominee or proposed business, as applicable, and the shareholder making the nomination or proposal. A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require Lyondell to include the proposed nominee or business in Lyondell's proxy solicitation materials.

                          FORWARD-LOOKING STATEMENTS

     Some of the statements contained in this Proxy Statement are "forward-looking statements" within the meaning of the federal securities laws. Although Lyondell believes the expectations reflected in such forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties, and Lyondell can give no assurance that such expectations will prove to have been correct. Lyondell's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors that are more fully described in the annual reports and quarterly reports Lyondell and Equistar have filed with the SEC that are incorporated by reference in this Proxy Statement. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. All forward-looking statements in this Proxy Statement are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this Proxy Statement and in the documents Lyondell incorporates by reference in this Proxy Statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     Lyondell and Equistar file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials they file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains information Lyondell and Equistar file electronically with the SEC, which you can access over the Internet at www.sec.gov. Lyondell's electronic SEC filings are also available through its website at www.lyondell.com and Equistar's electronic SEC filings are also available through its website at www.equistarchem.com. Information contained on the Lyondell or Equistar website is not incorporated into this Proxy Statement and does not constitute a part of this Proxy Statement. You can also obtain information about Lyondell at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Statements contained in this Proxy Statement, or in any document incorporated by reference in this Proxy Statement, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

     The SEC allows us to "incorporate by reference" the information Lyondell and Equistar file with it, which means Lyondell can disclose important information to you by referring you to those documents. The information Lyondell incorporates by reference is an important part of this Proxy Statement, and later information Lyondell and Equistar file with the SEC will automatically update and supersede the information in this Proxy Statement. Lyondell incorporates by reference into this Proxy Statement the documents listed below, and any future filings it makes with the SEC (file number 1-10145) and any filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Proxy Statement and before the date of the Special Meeting. The documents Lyondell incorporates by reference are:

     . Lyondell's annual report on Form 10-K for the year ended December 31, 2001;

     . Lyondell's quarterly report on Form 10-Q for the quarter ended March 31, 2002;

     .    Lyondell's current reports on Form 8-K dated January 11, 2002 and
                  , 2002;

     . the description of the Original Common Stock contained in Lyondell's registration statement on Form 8-A dated December 16, 1988, as such registration statement may be amended from time to time for the purpose of updating, changing or modifying such description; and

     . the description of the rights to purchase common stock contained in Lyondell's registration statement on Form 8-A dated December 12, 1995, as such registration statement may be amended from time to time for the purpose of updating, changing or modifying such description.

     Lyondell also incorporates by reference into this Proxy Statement the documents filed with the SEC by Equistar that are listed below, any future filings Equistar makes with the SEC (file number 333-76473) and any filings Equistar makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Proxy Statement and before the Special Meeting. The documents filed by Equistar that Lyondell incorporates by reference are:

     . Equistar's annual report on Form 10-K for the year ended December 31, 2001; and

     . Equistar's quarterly report on Form 10-Q for the quarter ended March 31, 2002.

     Lyondell will provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement has been delivered, upon written or oral request, a copy of any or all the documents it incorporates by reference in this Proxy Statement, other than any exhibit to any of those documents, unless Lyondell has specifically incorporated that exhibit by reference into the information this Proxy Statement incorporates. You may request copies by writing or telephoning Lyondell at the following address:

                          Lyondell Chemical Company
                           1221 McKinney, Suite 700
                             Houston, Texas 77010
                        Attention: Investor Relations
                           Telephone: (713) 652-4590

If you would like to request documents from Lyondell, please do so at least five business days before the date of the Special Meeting in order to receive timely delivery of such documents prior to the Special Meeting.

     This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such proxy solicitation in such jurisdiction. You should rely only on the information Lyondell has provided or incorporated by reference in this Proxy Statement to vote your shares at the Special Meeting. Lyondell has not authorized any person to provide information other than that provided in this Proxy Statement. Lyondell has not authorized anyone to provide you with
different information. This Proxy Statement is dated      , 2002. You should not
assume that the information in this Proxy Statement is accurate as of any date other than that date or that any information contained in any document Lyondell has incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, and the mailing of this Proxy Statement to shareholders does not create any implication to the contrary. Accordingly, Lyondell urges you to review each document it and Equistar subsequently file with the SEC and Lyondell incorporates by reference as Lyondell describes above for updated information.

                                                                         ANNEX A

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                           LYONDELL CHEMICAL COMPANY

                      Under Sections 242 and 245 of the
                       Delaware General Corporation Law

     LYONDELL CHEMICAL COMPANY (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

          1. The current name of the corporation is Lyondell Chemical Company. The name under which the Company was originally incorporated was Lyondell Petrochemical Corporation. The original Certificate of Incorporation of the Company (as heretofore amended, the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on November 15, 1985.

          2. The restatement of and amendments to the Certificate of Incorporation have been duly adopted by a resolution of the Board of Directors of the Company (the "Board of Directors") proposing and declaring advisable this Amended and Restated Certificate of Incorporation, and the Company's stockholders have duly approved and adopted the Amended and Restated Certificate of Incorporation, all in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          3. This Amended and Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Company in its entirety. The amendments to the Certificate of Incorporation effected by this Amended and Restated Certificate of Incorporation include, but are not limited to, amendments to increase the number of authorized shares of capital stock that the Company shall have the authority to issue, to provide for a Series B of common stock, to add provisions relating to dividends, liquidation and voting with respect to the common stock and the Series B common stock of the Company and to delete former Article VIII.

          4. The capital of the Company shall not be reduced under or by reason of the foregoing amendments to the Certificate of Incorporation.

          5. The Certificate of Incorporation is hereby superseded by this Amended and Restated Certificate of Incorporation, which shall henceforth be the Certificate of Incorporation of the Company.

          6. The text of the Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows (hereinafter, the Amended and Restated Certificate of Incorporation, as it may be further amended or restated from time to time, is referred to as the "Amended and Restated Certificate of Incorporation").

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    ARTICLE I
                                      Name

              The name of the Company is LYONDELL CHEMICAL COMPANY.

                                  ARTICLE II
                         Address and Registered Agent

      The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent at such address is The Corporation Trust Company.

                                 ARTICLE III
                            Description of Business

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

                                  ARTICLE IV
                                 Capital Stock

      The aggregate number of shares of capital stock that the Company shall have authority to issue is 500,000,000, divided into two classes as follows:

         (1) 420,000,000 shares of common stock issued in two series with the first series consisting of 340,000,000 shares, par value $1.00 per share ("Common Stock"), and the second series consisting of 80,000,000 shares of Series B common stock, par value $1.00 per share ("Series B Common Stock"); and

         (2) 80,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         (3) Shares of any class or series of capital stock of the Company may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Except as may be provided otherwise in any certificate of designation for any series of preferred stock, the number of authorized shares of any class or series of capital stock of the Company may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of at least a majority of the then outstanding Voting Stock (as defined below), voting as a single class. The term "Voting Stock" shall mean all outstanding shares of all classes and series of capital stock of the Company entitled to vote generally in the election of Directors of the Company, considered as one class; and, if the Company shall have outstanding at any time shares of Voting Stock entitled to more or less than one vote for any such share, each reference in this Amended and Restated Certificate of Incorporation to a proportion or percentage in voting power of Voting Stock shall be calculated by reference to the portion or percentage of all votes entitled to be cast by holders of all such shares generally in the election of Directors of the Company.

      The following is a statement of the powers, preferences and rights, and the qualifications, limitations or restrictions, of the Preferred Stock, the Common Stock and the Series B Common Stock.

                          SECTION I. PREFERRED STOCK


      Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized from time to time to provide for the issuance of Preferred Stock in one or more series, and to establish and fix by resolution or resolutions providing for the issuance of each such series the number of shares to be included in such series and the voting and other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each such series, to the full extent now or hereafter permitted by law, subject to any other provision of this Amended and Restated Certificate of Incorporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of stock of the Company entitled to vote thereon having a majority of the votes entitled to be cast, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a separate vote of any of such holders is required pursuant to the resolution or resolutions establishing any such series of Preferred Stock.

                           SECTION II. COMMON STOCK

     (1) Common Stock and Series B Common Stock Otherwise Identical. Except as otherwise set forth in this Article IV, the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Common Stock and the Series B Common Stock shall be identical in all respects. The shares of Common Stock shall constitute one series of common stock and the shares of Series B Common Stock shall constitute a second series of common stock, and together the two series shall constitute one class of common stock.


     (2) Dividends.

         (a) Subject to any requirements with respect to preferential or participating dividends as shall be provided by the express terms of any outstanding series of Preferred Stock and subject to Section II(2)(b), holders of the Common Stock and the Series B Common Stock shall be entitled to receive such dividends thereon, if any, as may be declared from time to time by the Board of Directors.

         (b) The Board of Directors shall not declare any dividend on the common Stock without declaring a dividend in the same amount and form per share on the Series B Common Stock; provided, however, in the event a cash dividend is declared on the Common Stock, the Company may, at its option and in its sole discretion, declare and pay the corresponding dividend on shares of Series B Common Stock by issuance of additional shares of fully paid and nonassessable shares of Series B Common Stock ("PIK Dividend"). Any such PIK Dividend shall be declared at the same time and shall have the same record date as the corresponding cash dividend on Common Stock, but the payment date for any dividend on Series B Common Stock that is paid in the form of shares of Series B Common Stock shall be 10 Business Days (as defined below) after the payment date for the corresponding cash dividend on shares of Common Stock, in order that the number of shares may be calculated pursuant to the following sentence. The number of shares of Series B Common Stock to be issued in lieu of cash shall be determined by dividing the amount of the cash dividend per share declared with respect to the Common Stock by the average (calculated to the nearest thousandth) of the Daily Prices (as defined below) of the Common Stock for the ten consecutive Business Days commencing four Business Days prior to the payment date for the cash dividend on the Common Stock and ending five Business Days thereafter. For purposes of this calculation, (i) the "Daily Price" for any day shall mean the average (calculated to the nearest thousandth) of the high and low per share sales prices of the Common Stock on such day for sales conducted regular way, as such high and low per share sales prices are reported on www.nysenet.com or, if not reported thereby, another authoritative source and (ii) "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading. No fractional shares of Series B Common Stock shall be issued as a dividend pursuant to the foregoing method of valuation. Instead, the aggregate number of shares of Series B Common Stock issuable to each record holder in accordance with the foregoing method of valuation shall be rounded to the nearest whole number. The payment of dividends to holders of Series B Common Stock in shares of Series B Common Stock as set forth above shall constitute full payment of such dividend.

     (3) Liquidation. In the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, holders of the Common Stock and the Series B Common Stock then outstanding shall be entitled to receive such assets and properties of the Company, tangible and intangible, as are available for distribution to stockholders of the Company ratably in proportion to the number of shares of Common Stock and Series B Common Stock held by each holder (such that the Common Stock and the Class B Common Stock shall be treated identically), after there shall have been paid or set apart for payment the full amounts necessary to satisfy any preferential or participating rights to which holders of each outstanding series of Preferred Stock are entitled by the express terms of such series.

     (4) Reorganization or Merger. In the case of any reorganization, consolidation or merger involving the Company--except as otherwise approved by the affirmative vote of a majority of the outstanding shares of the Common Stock, voting as a separate class, and the affirmative vote of a majority of the outstanding shares of Series B Common stock, voting as a separate class--each holder of a share of Common Stock or Series B Common Stock shall be entitled to receive with respect to that share the same kind and amount of shares of stock and other securities and property (including cash) upon the reorganization, consolidation or merger as shall be received by a holder of a share of the other series; provided, however, that the foregoing shall not apply to (i) any merger in which the Company is the continuing corporation and which does not result in any distribution of shares of stock or other securities or property (including cash) to the holders of, or any reclassification or change in, the outstanding shares of Common Stock or Series B Common Stock or (ii) any merger in which the Company merges with or into a wholly owned subsidiary solely for the purpose of forming a holding company, whether such holding company is formed without a vote of the stockholders pursuant to Section 251(g) of the General Corporation Law of Delaware or formed with the approval of the stockholders. In the case of a merger referred to in clause (ii), each share of Common Stock and each share of Series B Common Stock outstanding immediately prior to such merger shall be converted into a share of common stock of such holding company having the same respective rights, powers and preferences, and the same respective qualifications, limitations and restrictions thereon, as the Common Stock or the Series B Common Stock, as the case may be, being converted in such merger.

     (5) Voting.

         (a) The holders of shares of Common Stock and the holders of shares of Series B Common Stock shall be entitled to receive notice of and to attend all meetings of the stockholders of the Company and to vote together as a single class (subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock and/or Series B Common Stock) at all such meetings on each matter submitted to a vote of stockholders, except as otherwise provided by this Amended and Restated Certificate of Incorporation or as otherwise provided by Delaware law with respect to matters as to which the holders of one series of shares of a class of the Company's capital stock are entitled to vote separately as a class. Each holder of shares of Common Stock and Series B Common Stock shall have the right to one vote for each share of common stock held of record on the books of the Company.

         (b) Except as otherwise provided by Delaware law or Article VII hereof, the provisions of this Amended and Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of holders of at least a majority of the then outstanding shares of Voting Stock, voting together as a single class; provided, however, that, except as provided in paragraph
     (c) of this Section II(5), any proposal to modify, revise, alter or amend this Amended and Restated Certificate of Incorporation (whether by merger, consolidation or otherwise) in any manner that would alter or change the powers, preferences or special rights of the shares of either the Common Stock or the Series B Common Stock so as to affect them adversely also will require the approval of the holders of shares having a majority of the votes entitled to be cast by the holders of the shares of the series so affected by the proposed amendment (or if such series is Series B Common Stock, shares having 80% of such votes), voting as a separate class. Any increase in the authorized number of shares of any class or classes of stock of the Company, or the creation, authorization or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of any such class or classes of stock, shall be deemed not to affect adversely the powers, preferences or special rights of the shares of either the Common Stock or the Series B Common Stock.

     (c) The holders of Common Stock and Series B Common Stock shall vote together as a single class, and not as two separate series, on any proposal to approve (i) any reorganization, consolidation or merger in which each holder of a share of Common Stock and each holder of a share of Series B Common Stock shall be entitled to receive with respect to that share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon the reorganization, consolidation or merger as shall be received by a holder of a share of the other such series, (ii) any merger of a type described in clauses (i) or (ii) of Section II(4) or (iii) any other merger in which the shares of stock receivable by the holders of Common Stock and Series B Common Stock pursuant thereto shall have the same respective rights, powers and preferences, and the same respective qualifications, limitations or restrictions, as the shares of Common Stock and the Series B Common Stock prior thereto.

(6)  Conversion of Shares of Series B Common Stock into Common Stock.

     (a) Shares of Series B Common Stock may be converted into shares of Common Stock at the option of the holder at any time on or after the date of issuance of the shares or such later date as may be fixed by the Board of Directors in resolutions authorizing the issuance of such shares.

     (b) The Company may, at its option and in its sole discretion, at any time convert any or all shares of Series B Common Stock into shares of Common Stock.

     (c) Each share of Series B Common Stock properly submitted to the Company for conversion shall be converted into one share of fully paid and nonassesable Common Stock in accordance with the following:

         (i) such right shall be exercised by the holder by surrender of the certificate representing such share of Series B Common Stock to be converted to the Company at any time during normal business hours to the office of the Secretary of the Company at the principal executive offices of the Company or, if an agent for the registration of transfer of shares of Series B Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by (x) a written notice of the election by the holder thereof to convert, (y) instruments of transfer (if so required by the Company or the Transfer Agent) in a form reasonably satisfactory to the Company or the Transfer Agent, duly executed by such holder or his duly authorized attorney and (z) transfer tax stamps or funds therefor, if required pursuant to subparagraph (iii) below;

        (ii) as promptly as practicable after the surrender for conversion of a certificate representing shares of Series B Common Stock in the manner provided in the foregoing paragraph and the payment in cash of any amount required by the provisions of subparagraph (iii) below or upon the Company's exercise of its conversion rights pursuant to Section II(6)(b), the Company will deliver or cause to be delivered at the office of the Company or the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Series B Common Stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders thereof and such conversion shall be deemed to have been made, immediately prior to the close of business on the next succeeding day on which such stock transfer books are open; and

        (iii) the issuance of certificates for shares of Common Stock upon conversion of shares of Series B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Series B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any applicable tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid.

          (d) Notwithstanding the foregoing, there shall be no conversion of shares of Series B Common Stock into shares of Common Stock pursuant to the provisions of this Section II(6) in any time period commencing with the date a dividend is declared and ending on the related record date, after which record date conversion pursuant to Sections II(6)(a),(b) and (c) above may resume.

     (7) Outstanding Common Stock. Upon this Amended and Restated Certificate of Incorporation becoming effective in accordance with Section 103 of the DGCL (the "Effective Time"), each share of common stock, par value $1.00 per share, that was issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof or any other person be reclassified as one share of Common Stock.

                                   ARTICLE V
                  Annual and Special Meetings of Stockholders

     Any action required or permitted to be taken by the holders of the stock of the Company may be effected either at a duly called annual or special meeting of such holders or by consent in writing by such holders. Except as otherwise required by law, special meetings of stockholders of the Company may be called only by the written consent of the stockholders owning a majority of the capital stock issued and outstanding and entitled to vote or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chairman of the Board.

                                  ARTICLE VI
                                   Directors

     (1) The business and affairs of the Company shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the By-Laws of the Company. The number of the directors of the Company shall be fixed from time to time by, or in the manner provided in, the By-Laws of the Company.

     (2) Nominations for the election of directors may be made by the Board of Directors or by any record owner of stock of the Company.

     (3) Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director or by the affirmative vote of the majority of all votes entitled to be cast by the holders of stock of the Company at a duly called annual or special meeting of such holders or by consent in writing by such holders. Any director elected in accordance with the preceding sentence shall hold office until such director's successor shall have been elected and qualified or until the director's earlier resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     (4) Any one or more directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     (5) The Board of Directors shall have the power to adopt, amend and repeal the By-Laws of the Company.

                            ARTICLE VII Directors'
                                   Liability


     To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended. Any repeal or modification of this
Article VII by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification or with respect to events occurring prior to such time. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of not less than 66-2/3 percent of all votes entitled to be cast by the holders of stock of the Company shall be required to amend or repeal this Article VII or to adopt any provision inconsistent herewith.

                                 ARTICLE VIII
                             Other Considerations

     The Board of Directors of the Company, when evaluating any offer of a person, other than the Company itself, to (a) make a tender or exchange offer for any equity security of the Company, (b) merge or consolidate the Company with another person or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Company shall, in connection with the exercise of its business judgment in determining what is in the best interests of the Company and its stockholders, be entitled to give due consideration to all factors that the Board of Directors determines to be relevant, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Company and its subsidiaries and on the communities in which the Company and its subsidiaries operate or are located.

     IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer, this
     day of             , 2002

                                               LYONDELL CHEMICAL COMPANY


                                               By ______________________________
                                                  Name:
                                                  Title:

                                                                         Annex B


            [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]


May 2, 2002

Board of Directors
Lyondell Chemical Company
One Houston Center 1221
McKinney, Suite 700
Houston, Texas 77253-3646

Members of the Board:

You have asked us to advise you with respect to the fairness to Lyondell Chemical Company ("Lyondell") from a financial point of view of the Consideration to be paid for the Purchased Interests, treating the Transactions for purposes of this opinion as if they were a single integrated transaction in which the Consideration is to be exchanged for the Purchased Interests (each such capitalized term as defined below). Pursuant to the Occidental Partner Sub Purchase Agreement (the "Equistar Interests Purchase Agreement") to be entered into by Lyondell, Occidental Chemical Holding Corporation ("OCHC"), Oxy CH Corporation ("Oxy CH") and Occidental Chemical Corporation ("OCC"), Lyondell will purchase from OCC and Oxy CH all of the outstanding equity interests (the "Purchased Interests") of Occidental Petrochem Partner 1, Inc. ("Oxy LP1"), Occidental Petrochem Partner 2, Inc. ("Oxy LP2") and Occidental Petrochem Partner GP, Inc. ("Oxy GP"), which entities hold directly, in the aggregate, a 29.5% partnership interest in Equistar Chemicals, LP ("Equistar"), in exchange for $440,020,000 in cash (such transaction, the "Equistar Interests Transaction"). Pursuant to the Securities Purchase Agreement (the "Lyondell Securities Purchase Agreement" and, together with the Equistar Interests Purchase Agreement, the "Agreements") to be entered into by Lyondell and OCHC, Lyondell will, in exchange for $440,000,000 in cash, issue to OCHC (i) a number of newly authorized shares of Series B common stock, par value $1.00 per share, of Lyondell ("Lyondell Series B Common Stock") based on the 20-Day Average Price (as such term is defined in the Lyondell Securities Purchase Agreement) for shares of common stock, par value $1.00 per share, of Lyondell ("Lyondell Original Common Stock" and, together with Lyondell Series B Common Stock, "Lyondell Common Stock"); provided that the number of shares of Lyondell Series B Common Stock shall not be less than 30 million and shall not be more than 34 million (the "Shares"), as more fully described in the Lyondell Securities Purchase Agreement; (ii) warrants to purchase up to a total of five million shares of Lyondell Original Common Stock at $25.00 (the "Exercise Price") per share (the "Warrants"); provided that (a) if the 15-Day Price (as such term is defined in the Form of Warrant attached to the Lyondell Securities Purchase Agreement) of Lyondell Original Common Stock is equal to or less than $11.00 per share, then the number of shares of Lyondell Original Common Stock purchasable upon exercise of the Warrants shall be increased to a number which in no event will exceed six million shares and the Exercise Price shall be decreased to a price which in no event will be less than $22.30 per share and (b) Lyondell may, at its option, in lieu of issuing shares of Lyondell Original Common Stock upon exercise of the Warrants, make a net payment to OCHC in the form of (w) cash,
(x) shares of Lyondell Original Common Stock, (y) shares of Lyondell Series B Common Stock or (z) any combination of the foregoing, as more fully described in the Form of Warrant attached to the Lyondell Securities Purchase Agreement; and
(iii) an amount in cash equal to the distributions with respect to 7,375 partnership units of Equistar for the period from January 1, 2002 to December 31, 2003 and paid by Equistar after consummation of the transactions contemplated by the Lyondell Securities Purchase Agreement but prior to May 1, 2004, which amount is subject to certain adjustments more fully described in the Lyondell Securities Purchase Agreement and shall in no event be more than $35,000,000 (the "Contingent Payment" and, together with the Warrants and the Shares, the "Consideration"); provided that Lyondell may, at its option, pay all or any portion of the Contingent Payment in shares of Lyondell Original Common Stock or Lyondell Series B Common Stock, as more fully described in the Lyondell Securities Purchase Agreement (such transaction, the "Lyondell Securities Transaction" and, together with the Equistar Interests Transaction, the "Transactions"). The Agreements further provide that the obligation of Lyondell to consummate the Equistar Interests Transaction is

Board of Directors
Lyondell Chemical Company
May 2, 2002
Page 2

conditioned upon the consummation of the Lyondell Securities Transaction and that the obligation of Lyondell to consummate the Lyondell Securities Transaction is subject to the satisfaction or waiver of the conditions contained in the Equistar Interests Purchase Agreement.

In arriving at our opinion, we have reviewed drafts, dated April 19, 2002, of the Agreements and certain related documents, as well as certain publicly available business and financial information relating to Lyondell and Equistar. We also have reviewed certain other information relating to Lyondell and Equistar, including financial forecasts, provided to or discussed with us by Lyondell and Equistar, and have met with the managements of Lyondell and Equistar to discuss the businesses and prospects of Lyondell and Equistar. We also have considered certain financial and stock market data of Lyondell and certain financial data of Equistar, and we have compared those data with similar data for publicly held companies in businesses similar to those of Lyondell and Equistar, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have been advised, and have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Lyondell and Equistar as to the future financial performance of Lyondell and Equistar, respectively. We have assumed, with your consent, that the Agreements and related documents when executed will conform to the drafts reviewed by us in all respects material to our analysis. We also have assumed, with your consent, that the Transactions will be consummated as set forth above in accordance with the terms of the Agreements and related documents without amendment, modification or waiver of any material terms thereof and that in the course of obtaining any necessary regulatory and third party approvals, consents, waivers and agreements relating to the Transactions, no modification, condition, restriction, limitation or delay will be imposed that will have a material adverse effect on Lyondell or Equistar or the contemplated benefits of the Transactions. We further have assumed, with your consent, that neither Oxy LP1, Oxy LP2 nor Oxy GP has any assets or liabilities other than their partnership interests in Equistar. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Lyondell or Equistar, nor have we been furnished with any such evaluations or appraisals, with the exception of the third party appraisal of the Lake Charles Facility (as such term is defined in the Equistar Interests Purchase Agreement) provided to us by Lyondell management. Our opinion does not address the provisions of the Equistar Interests Purchase Agreement in the event of a Lease Termination Event, a No Rebuilding Termination or the exercise of the Put Right (each as defined in the Equistar Interests Purchase Agreement) with respect to the Lake Charles Facility. Our opinion is necessarily based upon information available to us and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to what the value of Lyondell Common Stock or the Warrants actually will be when issued pursuant to the Transactions or the Contingent Payment or the prices at which such securities will trade or otherwise be transferable at any time. Our opinion does not address the relative merits of the Transactions as compared to other business strategies that might be available to Lyondell, nor does it address the underlying business decision of Lyondell to proceed with the Transactions. In connection with our engagement, we were not requested to, and we did not, participate in the negotiations or structuring of the Transactions.

We have been engaged by Lyondell to provide an opinion in connection with the proposed Transactions and will receive a fee upon delivery of this opinion. We and our affiliates have in the past provided, and may in the future provide, investment banking and financial services to Lyondell, Equistar and Occidental Petroleum Corporation

Board of Directors
Lyondell Chemical Company
May 2, 2002
Page 3

("Occidental") and certain of their affiliates unrelated to the proposed Transactions, for which services we have received, and expect to receive, compensation. In addition, a senior advisor of Credit Suisse First Boston Corporation and a member of the board of directors of Credit Suisse Group are each members of the board of directors of Occidental. In the ordinary course of business, we and our affiliates may actively trade the debt and equity securities of Lyondell and Occidental and certain of their affiliates, including the debt securities of Equistar, for our own and such affiliates' accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of Lyondell in connection with its evaluation of the Transactions and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Transactions.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, treating the Transactions for purposes of this opinion as if they were a single integrated transaction in which the Consideration is to be exchanged for the Purchased Interests, the Consideration to be paid by Lyondell for the Purchased Interests is fair to Lyondell from a financial point of view.


                                        Very truly yours,


                                        CREDIT SUISSE FIRST BOSTON CORPORATION

[LOGO of Lyondell]
                                                           [RECYCLED PAPER LOGO]

[LYONDELL LOGO]
Lyondell Chemical Company
C/O Proxy Services
P.O. Box 9141
Farmingdale, NY 11735
                                         INSTRUCTIONS FOR SUBMITTING PROXY:

                                         VOTE BY INTERNET - www.proxyvote.com
                                         Use the Internet to transmit your
                                         voting instructions and for electronic
                                         delivery of information. Have your
                                         proxy card in hand when you access the
                                         web site. You will be prompted to enter
                                         your 12-digit Control Number located
                                         below to obtain your records and create
                                         an electronic voting instruction form.
                                         Internet voting must be completed by
                                         11:59 p.m. (Eastern) on          ,
                                         2002.

                                         VOTE BY PHONE - 1-800-690-6903
                                         Use any touch-tone telephone to
                                         transmit your voting instructions. Have
                                         your proxy card in hand when you call.
                                         You will be prompted to enter your 12-
                                         digit Control Number located below and
                                         then follow the simple instructions
                                         that the Vote Voice provides you.
                                         Telephone voting must be completed by
                                         11:59 p.m. (Eastern) on          ,
                                         2002.

                                         VOTE BY MAIL
                                         Mark, sign and date your proxy card and
                                         return it in the postage-paid envelope
                                         we have provided or return to Lyondell
                                         Chemical Company c/o ADP, 51 Mercedes
                                         Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN
BLUE OR BLACK INK AS FOLLOWS [X]            PLEASE DETACH PROXY CARD HERE

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

1. Proposal to Approve the Amended and Restated Certificate of Incorporation of Lyondell Chemical Company in the form accompanying proxy statement as Annex A.

    FOR     [ ]    AGAINST     [ ]    ABSTAIN  [ ]

2. Proposal to Approve the sale of Lyondell Chemical Company securities to a subsidiary of Occidental Petroleum Corporation, Occidental Chemical Holding Corporation, as described in the accompanying Proxy Statement.

    FOR    [ ]    AGAINST     [ ]    ABSTAIN  [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

I/we will attend the meeting.  [ ]    Address Change Mark Here [ ]

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please sign as such, giving full title.

___________________  _________    ____________________________  ___________
Signature            Date         Signature (Joint Owners)      Date

                                [LYONDELL LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Lyondell Chemical Company (herein the "Company") hereby makes, constitutes and appoints T. Kevin DeNicola, Kerry A. Galvin and Charles L. Hall, and each of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in name, place and stead of the undersigned to vote the number of shares of Company Common Stock that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held in the General Assembly Room of One Houston
Center, 1221 McKinney, 42nd Floor, in Houston, Texas on          ,          ,
2002 at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, on the matters set forth on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED OR SUBMITTED OVER THE INTERNET OR BY TELEPHONE, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

This card also constitutes my voting instructions with respect to shares held in the Lyondell Chemical Company 401(k) and Savings Plan, the Equistar Chemicals, LP Savings and Investment Plan, the LYONDELL-CITGO Refining, LP 401(k) and Savings Plan for Non-Represented Employees, the LYONDELL-CITGO Refining, LP 401(k) and Savings Plan for Represented Employees, and the Quantum Chemicals Retirement Savings and Investment Plan for Hourly Represented Employees, and the undersigned hereby authorizes Fidelity Management Trust Company, as Trustee of such plans, to vote the shares held in the undersigned's accounts.

         (Continued, and to be signed and dated, on the reverse side.)